AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
 JANUARY 4, 2008

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEW CAL LOGO, INC.
(Exact Name of Small Business Issuer in its Charter)

NEVADA	2300	46-0495298
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

207 W. 138TH STREET
LOS ANGELES, CALIFORNIA 90061
(310) 352-3300
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
RICHARD I. ANSLOW, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Proposed Maximum Aggregate Offering Price per share (2)	Amount of Registration fee

Common Stock, par value $0.001	10,871,760	$.005	$54,358.80	$1.67

(1) Represents 10,871,760 shares of common stock issuable in connection with the conversion of promissory notes in accordance with the Securities Purchase Agreement dated July 31, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, respectively. The price of $0.005 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the Callable Secured Convertible Notes ($0.03 was the closing price on the date the transaction closed, July 31, 2006, less a 45% discount).

(2) The number of shares being registered for the conversion of the callable secured convertible notes is 10,871,760 representing approximately 1/3 of 32,944,728, our non-affiliate outstanding common shares issued and outstanding as of January 4, 2008.

(3) None of the 10,871,760 shares being registered are shares that have been, or will be, received as liquidated damages or conversion default payments.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY __, 2008

SEW CAL LOGO, INC.

10,871,760 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
WITH THE CONVERSION OF PROMISSORY NOTES

This prospectus relates to the resale of up to 10,871,760 shares of our common stock issuable to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “Selling Stockholders”) in connection with the conversion of notes. The Selling Stockholders may sell their common stock from time to time at prevailing market prices.

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “SEWC.OB.” The last reported sale price of our common stock on January 4, 2008 was $0.005.

We will receive no proceeds from the sale of the shares by the selling stockholders.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK AND ARE SUBJECT TO THE “PENNY STOCK” RULES. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January __, 2008

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors”, and our Consolidated Financial Statements and the related Notes included in this prospectus before deciding to invest in our common stock. Except as otherwise required by the context, all references in this prospectus to "we", "us”, "our", “SEWC”, or "Company" refer to the consolidated operations of Cross Atlantic Commodities, Inc., a Nevada corporation, and its wholly owned subsidiaries_______.

Our Business

We were incorporated in Nevada in June 2002 under the name Calvert Corporation. We were a dormant corporation since inception and had never engaged in any prior business or financing activities prior to December 31, 2003. On December 31, 2003, we entered into an Agreement and Plan of Merger with Southern California Logo, Inc., a California corporation originally incorporated as CJ Industries, Inc. on August 30, 1985 ("SCL"), whereby SCL was merged into us. SCL was the "disappearing company" and we were the "surviving company." The Articles of Merger were filed with the Secretary of State of Nevada on February 24, 2004 and the merger became effective on that date. The Articles of Merger amended our original Articles of Incorporation by (i) increasing the authorized capital of the surviving company from 25,000,000 shares of common stock to 50,000,000 shares of common stock, (ii) authorizing 300,000 shares of preferred stock, and

(iii) changing the name of the surviving company to "Sew Cal Logo, Inc.," our present name.

We are engaged in the business of supplying wardrobe and related items for feature films and television to major motion picture and television studios, including Paramount, Warner Brothers, Universal, MGM, Sony, DreamWorks, 20th Century Fox and Disney, as well as numerous independent production companies.

We are also a manufacturer of surf and skate related apparel. An action sports oriented company, we currently design and manufacture the latest styles in caps and headwear, jackets, denim, cargo shorts and pants and related apparel for many of the major brands for both domestic sales and export of "Made in the USA" products.

Where You Can Find Us

Our executive offices are located at 207 W. 138th Street Los Angeles, California 90061. Our telephone number is (310) 352-3300 and our facsimile number is (310) 352-3370.

The Offering

Common Stock Offered by Selling Stockholders:	Up to 10,871,760 shares of common shares.

Common Stock to be Outstanding After the Offering:	Up to 54,576,488 shares.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock.

OTCBB Symbol:	SEWC.OB

DISCLOSURE REGARDING OUR RECENT FINANCING AND CONVERSION
OF NOTES AND EXERCISE OF WARRANTS

Terms of Financing Documents

Securities Purchase Agreements

On February 16, 2006 (the “Issuance Date”), we entered into a Securities Purchase Agreement with AJW Partners LLC, AJW Offshore, Ltd., AJW Qualified Partners, LCC, and New Millennium Capital Partners II, LLC, collectively known as (the "Investors"), whereby the Investors purchased an aggregate of (i) $2,000,000 in Secured Convertible Notes (the “Notes”) with an 8% interest rate and a maturity date of February 16, 2009 and (ii) warrants to purchase 750,000 shares of our common stock (the “Warrants”).

Under the terms of the agreement, at closing, we received the principal amount of $700,000, the first of three traunches of the funding which were expected to be completed over the course of the next several months. The Notes are convertible into our shares of common stock at the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period ending one trading day prior to the date a conversion notice is sent to us. We simultaneously issued to the private investors five (5) year warrants to purchase 750,000 shares of our common stock which are exercisable at an exercise price of $0.50.

Furthermore, on July 31, 2006 (the “Issuance Date”), we entered into a second Securities Purchase Agreement with the Investors, whereby the Investors purchased an aggregate of (i) $500,000 in Callable Secured Convertible Notes (the “Notes”) with an interest rate of 6% and a maturity date of July 31, 2009 and (ii) warrants to purchase 20,000,000 shares of our common stock (the “Warrants”).

Under the terms of the second agreement, at closing, we received the principal amount of $500,000 was completed. The Notes are convertible into our shares of common stock at the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period ending one trading day prior to the date a conversion is sent to us. We simultaneously issued to the private investors five (5) warrants to purchase 20,000,000 shares of our common stock which are exercisable at an exercise price of $0.50.

Under the February 16, 2006 and July 31, 2006 agreements we were committed to filing an SB-2 Registration Statement with the SEC within 45 days from the respective closing dates of both agreements. Under the February 16, 2006 agreement we were to receive the second traunch of the funding when the SB-2 is filed with the SEC and the third and final traunch of the funding when the SB-2 is declared effective by the SEC. There are penalty provisions for us should the filing not become effective within 135 days after the respective closing dates of February 16, 2006 and July 31, 2006. The Notes in both agreements are secured by all of our assets.

As of January 4, 2008, the Investors have converted $126,220.77 worth of Notes into 26,756,526 common shares. The Investor’s conversions have had a significant dilutive effect on the Company’s common stock price. The Company’s March 09, 2006 initial registration of 25,974,026 common shares in connection with the February 16, 2006 Securities Purchase Agreement has become insufficient to meet the requirements of the agreements. Therefore, the Company is registering 10,871,760 common shares, the maximum number of common shares available for registration under current Securities Exchange Commission regulation.

In regards to the Callable Secured Convertible Notes, we are registering 10,871,760 shares as follows: (i) AJW Capital Partners, LLC – 1,271,996 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii) AJW Offshore, Ltd. - 6,392,595 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (iii) AJW Qualified Partners, LLC – 3,044,093 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and (iv) New Millennium Capital Partners II, LLC – 163,076 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

Under both Securities Purchase Agreements, we are obligated to pay all costs and expenses incurred by us in connection with the negotiation, preparation and delivery of the transaction documents, as well as the costs associated with registering the common shares underlying the Notes being offered in this Prospectus. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property as well as demand registration rights.

Future Capital Raising Limitations. The Company may not, without the prior written consent of a majority-in-interest of the Investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) involving the following:

1.	Issuance of common stock at a discount to the market price of such stock;

2.	Issuance of convertible securities that are convertible into an indeterminate number of shares of Common Stock; or

3.
Issuance of warrants during the “Lock-Up Period”, beginning on the Closing Date and ending on the later of (i) two hundred seventy (270) days and (ii) one hundred eighty (180) days from the date the Registration Statement is declared effective (plus any days in which sales cannot be made there under).

In addition, subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) (“Future Offerings”) during the period beginning on the Closing Date and ending two (2) years after the end of the Lock-up Period unless it shall have first delivered to each Buyer, at least twenty (20) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing each Buyer an option during the fifteen (15) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of Notes purchased by it hereunder bears to the aggregate principal amount of Notes purchased hereunder) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering.

Notwithstanding the above, such limitations shall not apply to any transaction involving:

1.	issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act);

2.
issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company;

3.
the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any employment agreement, contract, Company stock option or restricted stock plan approved by the shareholders of the Company.

Notwithstanding the above, in the event the Company’s Board of Directors decides, in good faith, to enter into a transaction or relationship in which the Company issues shares of Common Stock or other securities of the Company to a person or any entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company received benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose business is investing in securities, the Company shall be permitted to do so.

Liquidated Damages. We are liable to pay liquidated damages in shares or cash, at our election, equal to 3% of the outstanding amount of the Notes per month plus accrued and unpaid interest if we breach any (i) covenant set forth in the Securities Purchase Agreements, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the Notes in the agreed upon manner, obtain written consent from the Investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of common shares or maintain the listing or quotation of our common shares on an exchange or automated quotation system; or (ii) representation or warranty regarding the condition of our company set forth in the Securities Purchase Agreement.

Security Agreement and Intellectual Property Security Agreement

In connection with the Securities Purchase Agreements and as security for the Notes, we executed Security Agreements and Intellectual Property Security Agreements granting the Investors a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of, and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreements and Intellectual Property Security Agreements, events of default occur upon:

·	The occurrence of an event of default (as defined in the Notes and listed below) under the Notes;

·	Any representation or warranty we made in the Security Agreements or in the Intellectual Property Security Agreements shall prove to have been incorrect in any material respect when made;

·
The failure by us to observe or perform any of our obligations under the Security Agreements or Intellectual Property Security Agreements for ten (10) days after receipt of notice of such failure from the Investors; and

·	Any breach of, or default under, the Warrants.

Warrants

Exercise Terms and Limitation. We simultaneously issued to the Investors five (5) year Warrants to purchase 750,000 shares of our common stock at an exercise price of $0.50. The Investors have contractually agreed to restrict their ability to exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

Cashless Exercise. If the shares of common stock underlying the Warrants are not registered, then the Investors are entitled to exercise the Warrants on a cashless basis without paying the exercise price in cash. In the event that the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Anti-Dilution. The Warrants’ exercise price will be adjusted in certain circumstances such as if we issue common stock at a price below market price, except for any securities issued in connection with the Notes, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors’ position.

Notes

Interest, Maturity and Conversion. The February 16, 2006 Notes bear interest at 8% per annum, and the July 31, 2006 Notes bear interest at 6% per annum and both sets of Notes mature three (3) years from the issuance date, and are convertible into shares of our common stock at the applicable percentage of the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion, but not including the conversion date. The “Applicable Percentage” means 55%.

In the event of full conversion of the aggregate principal amount of the Notes of $2,000,000, for the February 16, 2006 Notes and $500,000 for the July 31, 2006 Notes we would have to register a total of 26,254,180 shares of common stock. This amount is calculated as follows:

The aggregate principal amount of the February 16, 2006 Notes is $2,000,000. The estimated conversion price of the Notes is $0.13 based on the following: $0.237 was the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading days prior to the February 16, 2006 Issuance Date (“Average Common Stock Price”), less a 45% discount. Thus, at a discounted price-per-share of $0.13, 15,384,615 shares of the Company's common stock would be issuable upon conversion of $2,000,000 into common shares of the Company and would be registered.

The aggregate principal amount of the July 31, 2006 Notes is $500,000. The estimated conversion price of the Notes is $0.0084 based on the following: $0.0153 was the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading days prior to the July 31, 2006 Issuance Date, less a 45% discount. Thus, at a discounted price-per-upon conversion of $0.0084, 59,523,810 shares of the Company’s common stock would be issuable upon conversion of $500,000 into common shares of the Company and would be registered.

There is no limit to the number of shares that we may be required to issue upon conversion of the Notes as it is dependent upon our share price, which varies from day to day. This could cause significant downward pressure on the price of our common stock. The following table shows the effect on the number of shares issuable upon full conversion, in the event the common stock price declines by 25%, 50% and 75% from the trading price on the respective Issuance Dates.

		Price Decreases By
	02/16/2006	25%	50%	75%
Average Common Stock Price (as defined above)	$0.237	$0.178	$0.119	$0.059
Conversion Price	$0.13	$0.098	$0.065	$0.0325
100% Conversion Shares	15,384,615	20,408,163	30,769,231	61,387,354

		Price Decreases By
	07/31/2006	25%	50%	75%
Average Common Stock Price (as defined above)	$0.0153	$0.01148	$0.00765	$0.00383
Conversion Price	$0.00842	$0.00631	$0.00421	$0.00211
100% Conversion Shares	59,382,423	79,239,303	118,764,846	236,966,825

Conversion Limitation. The Investors have contractually agreed to restrict their ability to convert the Notes and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of our common stock.

Call Option. The Notes have a call option, which provides us with the right to prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.75 per share. Prepayments are to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the Notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the Notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the Notes. To exercise this right, we must provide to the note holders prior written notice no less than 1 trading day before the exercise date.

Partial Call Option. In the event that the average daily price of the common stock for each day of the month ending on any determination date is below the Initial Market Price, we have a partial call option which provides us with the right to prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month's interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights. The term “Initial Market Price” shall mean the volume weighted average price of the Common Stock for the five (5) Trading Days immediately preceding the Closing which is $0.27 for the February 16, 2006 Purchase Agreement and $0.035 for the July 31, 2006 Purchase Agreement.

Anti-Dilution. The Notes’ conversion price will be adjusted in certain circumstances such as if we issue common stock at a price below market price, except for any securities issued in connection with the Notes, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors’ position.

Default. An “Event of Default” occurs if we:

§	Fail to pay the principal or interest when due;

§	Fail to issue shares of common stock upon receipt of a conversion notice;

§	Fail to file a registration statement within 45 days following the Closing or fail to have the registration statement effective 135 days following the Closing;

§	Breach any material covenant or other material term or condition in the Notes or the Securities Purchase Agreement;

§	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection with the financing transaction;

§
Fail to maintain the listing or quotation of our common stock on the OTCBB or an equivalent exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

§
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

§
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Investors;

§
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors; or

§	Default under any Note issued pursuant to the Securities Purchase Agreement.

Value of Shares Underlying Notes

On March 9, 2006 we filed a registration statement to register 25,974,026 shares as well as the shares underlying the warrants for the February 16, 2006 Stock Purchase Agreement. Due to a decline in our stock price, we are registering additional shares to cover our potential obligations underlying the Callable Secured Convertible Notes associated with the February 16, 2006 Stock Purchase Agreement.

The market price for the Company’s common stock on the Issuance Date was $0.28 per share based upon the closing price that day. Using this market price per share, the maximum dollar value of the 10,871,760 common shares the Company is registering under this Registration Statement is $3,044,093. The maximum dollar value of the 25,974,026 common shares the Company is registered in the March 9, 2006 Registration Statement is $7,272,727. Therefore the maximum aggregate dollar value of the notes underlying the February 16, 2006 Stock Purchase Agreement is $10,316,820.

Fees and Payments Associated with Transaction

The following table discloses the dollar amount of each (including the dollar value of any payments to be made in common stock) in connection with the February 16, 2006 financing transaction that the Company has paid, or may be required to pay to each Selling Stockholder, affiliate of a Selling Stockholder, or any person with whom a Selling Stockholder has a contractual relationship regarding the transaction. The table also reflects the potential net proceeds to the Company from the sale of the Notes and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of convertible notes. We intend to use all proceeds received in connection with the financing transaction for general corporate, business development and working capital purpose. For purposes of this table, we assumed that the aggregate of the $2,000,000 February 16, 2006 Notes were issued on February 16, 2006, even though the Investors were not obligated to pay us the second tranche of financing until the March 9, 2006 Registration statement was filed and the third tranche until that registration statement was declared effective. There are no other persons with whom any Selling Stockholder has a contractual relationship with regarding the transaction.

Investor	Structuring and Due Diligence Fees (1)	Maximum Possible Interest Payments (2)	Maximum Redemption Premium (3)	Maximum Possible Liquidated Damages (4)	Maximum First Year Payments (5)	Maximum Possible Payments (6)	Net Proceeds to the Company(7)	Net Proceeds to Company After Maximum First Year Payments (8)
AJW Capital Partners, LLC	N/A	$60,773	$105,300	$444,253	$118,357	$610,326	$173,227	$115,643
AJW Offshore, Ltd.	N/A	$106,897	$185,220	$781,430	$208,187	$1,073,547	$304,703	$203,413
AJW Qualified Partners, LLC.	N/A	$50,904	$88,200	$372,109	$99,137	$511,213	$145,096	$96,863
New Millennium Capital Partners II, LLC	N/A	$2,727	$4,725	$19,934	$5,311	$27,386	$7,773	$5,189
Affiliated Business Services, Inc	$56,000	N/A	N/A	N/A	N/A	$56,000	$(56,000)	$(56,000)

Total	$56,000	$221,301	$383,445	$1,617,726	$430,992	$1,668,146	$574,799	$365,108

1.
Affiliated Business Services, Inc. based in Palm Harbor, Florida, received a commission of $56,000 (8% of the initial proceeds of $700,000) for arranging for this financing. Our agreement with this consultant required us to pay the consultant 8% of any funds raised. Since the consultant did not provide us with the type of financing that we required, our legal counsel has sent the consultant a letter indicating that the $56,000 payment is the only fee the consultant shall receive from our recent financing.

2.
Maximum amount of interest that can accrue assuming: (a) AJW Capital Partners, LLC Notes aggregate $234,000 or 11.7% of the $2,000,000 Notes, based on the 11.7% paid by AJW Capital Partners, LLC in the first tranche of $700,000; (b) AJW Offshore, Ltd. Notes aggregate $411,600 or 58.8% of the $2,000,000 Notes, based on the 58.8% paid by AJW Offshore, Ltd. in the first tranche of $700,000; (c) AJW Qualified, LLC Notes aggregate $196,000 or 28% of the $2,000,000 Notes, based on the 28% paid by AJW Qualified, LLC in the first tranche of $700,000; (d) New Millennium Capital Partners, II LLC Notes aggregate $10,500 or 1.5% of the $2,000,000 Notes, based on the 1.5% paid by New Millennium Capital Partners II, LLC in the first tranche of $700,000; (d) and also assuming all Investors' Notes were issued on February 16, 2006 and remain outstanding until the maturity date. Interest is payable monthly provided that no interest shall be due and payable for any month in which the intraday trading price is greater than $0.3875. The Company, at its option, may pay accrued interest, at a rate of 8% per annum, in either cash or in shares of its common stock.

3.
So long as no event of default or trading market prepayment event occurs, as defined within the note, and we have a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Notes, that any after the Issue and our Common Stock is trading at or below $.75 per share we have the right to redeem the full principal amount of the Notes prior to the maturity date by repaying the principal and accrued and unpaid interest plus a redemption premium of 45%. This represents the maximum redemption premium the Company would pay assuming we redeem all of the Notes two (2) months after February 16, 2006.

4.
Under the Stock Purchase Agreement, the maximum amount of liquidated damages that the Company may be required to pay for the thirty-six (36) months following the sale of all Notes is 3% per month (an annualized rate of 42.58%) of the outstanding principal and accrued and unpaid interest.

5.
Total maximum payments that the Company may be required to pay to the Selling Stockholders for the twelve (12) months following the sale of all Notes, which is comprised of $160,000 in total interest and $2,851,600 in total liquidated damages. If we redeemed the Notes one year from the Issuance Date, then the total redemption payments would be $851,600.

6.	Total maximum payments payable by Company, includes structuring and due diligence fees of $20,000, maximum possible interest of $160,000 and maximum possible liquidated damages of $851,600.

7.
Total net proceeds to the Company assuming that the Company was not required to make any payments as described in footnotes 3, 4 and 5. (Funds from Investor less Total interest paid over life of the investment, assuming no early redemption)

8.
Total net proceeds to the Company assuming that the Company was required to make all possible interest and liquidated payments in the next twelve months as described in footnote 5 and structuring and due diligence fees of $20,000.

The following table discloses the dollar amount of each (including the dollar value of any payments to be made in common stock) in connection with the July 31, 2006 financing transaction that the Company has paid, or may be required to pay to each Selling Stockholder, affiliate of a Selling Stockholder, or any person with whom a Selling Stockholder has a contractual relationship regarding the transaction. The table also reflects the potential net proceeds to the Company from the sale of the Notes and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of convertible notes. We intend to use all proceeds received in connection with the financing transaction for general corporate, business development and working capital purpose. For purposes of this table, we assumed that the aggregate of the $500,000 in July 31, 2006 Notes were issued on July 31, 2006. There are no other persons with whom any Selling Stockholder has a contractual relationship with regarding the transaction.

Investor	Structuring and Due Diligence Fees (9)	Maximum Possible Interest Payments (10)	Maximum Redemption Premium (11)	Maximum Possible Liquidated Damages (12)	Maximum First Year Payments (13)	Maximum Possible Payments(14)	Net Proceeds to the Company (15)	Net Proceeds to Company After Maximum First Year Payments (16)
AJW Capital Partners, LLC	N/A	$9,264	$21,825	$92,078	$24,735	$123,167	$39,236	$23,765
AJW Offshore, Ltd.	N/A	$56,350	$132,750	$560,062	$143,311	$749,162	$238,650	$151,689
AJW Qualified Partners, LLC.	N/A	$28,652	$67,500	$284,778	$72,870	$380,930	$121,348	$77,130
New Millennium Capital Partners II, LLC	N/A	$1,242	$2,925	$12,340	$3,158	$16,507	$5,258	$3,342

Total	N/A	$95,508	$225,000	$297,118	$244,074	$1,269,766	$404,492	$255,926

9.	There were no structuring or due diligence fees associated with this second financing.

10.
Maximum amount of interest that can accrue assuming: (a) AJW Capital Partners, LLC Notes aggregate $48,500; (b) AJW Offshore, Ltd. Notes aggregate $295,000; (c) AJW Qualified, LLC Notes aggregate $150,000; (d) New Millennium Capital Partners, II LLC Notes aggregate $6,500; (d) and also assuming all Investors' Notes were issued on July 31, 2006 and remain outstanding until the maturity date. Interest is payable monthly provided that no interest shall be due and payable for any month in which the intraday trading price is greater than $0.375. The Company, at its option, may pay accrued interest, at a rate of 6% per annum, in either cash or in shares of its common stock.

11.
So long as no event of default or trading market prepayment event occurs, as defined within the note, and we have a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Notes, that any after the Issue and our Common Stock is trading at or below $.75 per share we have the right to redeem the full principal amount of the Notes prior to the maturity date by repaying the principal and accrued and unpaid interest plus a redemption premium of 45%. This represents the maximum redemption premium the Company would pay assuming we redeem all of the Notes two (2) months after July 31, 2006.

12.
Under the Stock Purchase Agreement, the maximum amount of liquidated damages that the Company may be required to pay for the thirty-six (36) months following the sale of all Notes is 3% per month (an annualized rate of 42.58%) of the outstanding principal and accrued and unpaid interest.

13.
Total maximum payments that the Company may be required to pay to the Selling Stockholders for the twelve (12) months following the sale of all Notes, which is comprised of $30,000 in total interest and $712,900 in total liquidated damages. If we redeemed the Notes one year from the Issuance Date, then the total redemption payments would be $225,000.

14.	Total maximum payments payable by Company, includes structuring and due diligence fees of $20,000, maximum possible interest of $95,508 and maximum possible liquidated damages of $949,258.

15.
Total net proceeds to the Company assuming that the Company was not required to make any payments as described in footnotes 3, 4 and 5. (Funds from Investor less Total interest paid over life of the investment, assuming no early redemption)

16.
Total net proceeds to the Company assuming that the Company was required to make all possible interest and liquidated payments in the next twelve months as described in footnote 5 and structuring and due diligence fees of $20,000.

Notes

The following table discloses the total possible profit Selling Stockholders could realize as a result of the conversion discount for the securities underlying the February 16, 2006 $2,000,000 in Notes.

Market Price(1)	Conversion Price(2)	Shares Underlying Notes(3)	Combined Market Price of Shares(4)	Total Conversion Price(5)	Total Possible Discount to Market Price(6)

$0.28	$0.13	15,384,615	$4,307,692	$2,000,000	$2,307,692

(1)	Market price per share of our common stock on the Issuance Date (February 16, 2006).

(2)
The conversion price per share of our common stock underlying the Notes on the Issuance Date is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty (20) trading days prior to February 16, 2006 ($0.237 was the average), less a 45% discount.

(3)
Total number of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date. Since the conversion price of the Notes may fluctuate as market prices fluctuate, the actual number of shares that underlie the Notes will also fluctuate.

(4)	Total market value of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date based on the market price on the Issuance Date.

(5)	Total value of shares of common stock underlying the Notes assuming full conversion of the Notes as of the Issuance Date based on the conversion price.

(6)	Discount to market price calculated by subtracting the total conversion price (result in footnote (5)) from the combined market price (result in footnote (4)).

The following table discloses the total possible profit Selling Stockholders could realize as a result of the conversion discount for the securities underlying the July 31, 2006 $500,000 in Notes.

Market Price(1)	Conversion Price(2)	Shares Underlying Notes(3)	Combined Market Price of Shares(4)	Total Conversion Price(5)	Total Possible Discount to Market Price(6)

$0.03	$0.00842	59,382,423	$1,781,473	$500,000	$1,281,473

(1)	Market price per share of our common stock on the Issuance Date (July 31, 2006).

(2)
The conversion price per share of our common stock underlying the Notes on the Issuance Date is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty (20) trading days prior to July 31, 2006 ($0.0153 was the average), less a 45% discount.

(3)
Total number of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date. Since the conversion price of the Notes may fluctuate as market prices fluctuate, the actual number of shares that underlie the Notes will also fluctuate.

(4)	Total market value of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date based on the market price on the Issuance Date.

(5)	Total value of shares of common stock underlying the Notes assuming full conversion of the Notes as of the Issuance Date based on the conversion price.

(6)	Discount to market price calculated by subtracting the total conversion price (result in footnote (5)) from the combined market price (result in footnote (4)).

Warrants

Under the February 16, 2006 Stock Purchase Agreement we issued to Selling Stockholders five (5) year Warrants to purchase an aggregate of 750,000 shares of our common stock. These warrants are exercisable on a cashless basis provided we are not in default of the Notes. The aggregate exercise price for all 750,000 warrants is $375,000 if exercised on a cashless basis. The following table discloses the total possible profit Selling Stockholders could realize as a result of the cashless exercise of the Warrants.

Market Price(1)	Exercise Price(2)	Shares Underlying Warrants(3)	Combined Market Price(4)	Total Exercise Price(5)	Total Possible Discount to Market Price(6)

$0.28	$0.50	750,000	$210,000	$375,000	$0

(1)	Market price per share of our common stock on the Issuance Date (February 16, 2006).

(2)
The exercise price per share for 750,000 shares of common stock underlying the Warrants is fixed at $0.50 except that the Warrants contain anti-dilution protections which in certain circumstances may result in a reduction to the exercise price

(3)
Total number of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date. Upon certain adjustments of the exercise price of the warrants, the number of shares underlying the warrants may also be adjusted such that the proceeds to be received by us would remain constant.

(4)	Total market value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the market price of the common stock on the Issuance Date.

(5)	Total value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the exercise price.

(6)
Discount to market price calculated by subtracting the total exercise price (result in footnote (5)) from the combined market price (result in footnote (4)). The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a loss to the Selling Stockholder. Since the current closing price of our common stock is less than the Warrants’ exercise price, the Warrants are out of the money and no profit would be realized as of February 16, 2006.

Under the July 31, 2006 Stock Purchase Agreement we issued to Selling Stockholders five (5) year Warrants to purchase an aggregate of 20,000,000 shares of our common stock. These warrants are exercisable on a cashless basis provided we are not in default of the Notes. The aggregate exercise price for all 20,000,000 warrants is $10,000,000 if exercised on a cashless basis. The following table discloses the total possible profit Selling Stockholders could realize as a result of the cashless exercise of the Warrants.

Market Price(1)	Exercise Price(2)	Shares Underlying Warrants(3)	Combined Market Price(4)	Total Exercise Price(5)	Total Possible Discount to Market Price(6)

$0.03	$0.50	20,000,000	$600,000	$10,000,000	$0

(1)	Market price per share of our common stock on the Issuance Date (July 31, 2006).

(2)
The exercise price per share for 20,000,000 shares of common stock underlying the Warrants is fixed at $0.50 except that the Warrants contain anti-dilution protections which in certain circumstances may result in a reduction to the exercise price

(3)
Total number of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date. Upon certain adjustments of the exercise price of the warrants, the number of shares underlying the warrants may also be adjusted such that the proceeds to be received by us would remain constant.

(4)	Total market value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the market price of the common stock on the Issuance Date.

(5)	Total value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the exercise price.

(6)
Discount to market price calculated by subtracting the total exercise price (result in footnote (5)) from the combined market price (result in footnote (4)). The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a loss to the Selling Stockholder. Since the current closing price of our common stock is less than the Warrants’ exercise price, the Warrants are out of the money and no profit would be realized as of July 31, 2006.

Combined Total Possible Profit Selling Stockholders Could Realize

The following table summarizes the potential proceeds available to the Company pursuant to the February 16, 2006 financing with the Investors and the Investors’ return on investment. For purposes of this table, we assumed that the aggregate of the $2,000,000 in February 16, 2006 Notes were issued on February 16, 2006, even though the Investors were not obligated to pay to us the second tranche until this registration statement is declared effective by the SEC, and that the Investors exercise all of the in-the-money Warrants, if any, on a cash basis. Also for the purposes of this table, we assumed that the aggregate of the July 31, 2006 $500,000 in Notes were issued on July 31, 2006.

Gross Proceeds Payable to Company(1)	Maximum Possible Payments by Company(2)	Net Proceeds to Company(3)	Combined Total Possible Profit to Investors(4)	All Payments + Possible Profit / Net Proceeds(5)	All Payments + Possible Profit / Net Proceeds Averaged Over 3 Years(6)

$2,000,000	$4,316,358	$(2,336,458)	$2,307,692	N/A	N/A
$500,000	$1,544,766	$(1,064,766)	$1,281,473	N/A	N/A

(1)	Total amount of the Notes.

(2)
February 16, 2006 Notes - Total maximum payments payable by Company, maximum possible interest of $519,424.00 and maximum possible liquidated damages of $3,797,034. A total of $4,316,458.

July 31, 2006 Notes – Total maximum payments payable by Company, maximum possible interest of $95,508 and maximum possible liquidated damages of $1,449,258. A total of $1,544,766.

(3)	Total net proceeds to the Company including a $20,000 structuring and due diligence fee.

(4)
Total possible profit to the Investors on the February 16, 2006 Notes is based on the aggregate discount to market price of the conversion of the Notes and cashless exercise of Warrants. The Notes’ conversion price is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty (20) trading days prior February 16, 2006 ($0.237 was the average), less a 45% discount. The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a loss to the Selling Stockholder. Since the current closing price of our common stock is less than the Warrants’ exercise price, the Warrants are out of the money and no profit would be realized as of February 16, 2006.

Total possible profit to the Investors on the July 31, 2006 Notes is based on the aggregate discount to market price of the conversion of the Notes and cashless exercise of Warrants. The Notes’ conversion price is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty (20) trading days prior to July 31, 2006 ($0.0153 was the average), less a 45% discount. The result of an exercise of the Warrants at the exercise price and sale at the market price would be a loss to the Selling Stockholders. Since the current closing price of our common stock is less than the Warrants’ exercise price, the Warrants are out of the money and no profit would be realized as of July 31, 2006.

(5)
Percentage equal to the maximum possible payments by us in the transaction plus total possible discount to the market price of the shares underlying the Notes, plus profit from any warrants in the money as of the issuance dates of February 16, 2006 and July 31, 2006 respectively ($0), divided by the net proceeds to the Company resulting from the sale of the Notes.

(6)	Calculated by dividing 130% (footnote 5) by 3.

Prior Securities Transactions with Selling Stockholders

We have not engaged in any prior securities transactions with the Selling Stockholders, any affiliates of the Selling Stockholders, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

Shares Outstanding Prior to the Transaction

The following table discloses certain information comparing the number of shares outstanding prior to the transaction, number of shares registered by the Selling Stockholders, or their affiliates, in prior registration statements (along with that number still held and number sold pursuant to such prior registration statement) and the number of shares registered for resale in this Registration Statement relating to the financing transaction.

Number of shares outstanding prior to convertible note transaction held by persons other than the Selling Stockholders, affiliates of the Company and affiliates of the Selling Stockholders.	5,937,368
Number of shares registered for resale by Selling Stockholders or affiliates in prior registration statements.	28,116,884
Number of shares registered for resale by Selling Stockholders or affiliates of Selling Stockholders that continue to be held by Selling Stockholders or affiliates of Selling Stockholders.	0
Number of shares sold in registered resale by Selling Stockholders or affiliates of Selling Stockholders.	25,974,026
Number of shares registered for resale on behalf of Selling Stockholders or affiliates of Selling Stockholders in current transaction.	10,871,760

Repayment, Shorting and Prior Transactions with Selling Stockholders

The Company intends to repay the overlying securities and believes that it will have the financial ability to make all payments on the Notes when they become due and payable. To the best of our knowledge, and based on information obtained from the Selling Stockholders, none of the selling shareholders have an existing short position in the Company’s common stock.

Other than its issuance and sale of the Notes and the Warrants to the Selling Stockholders, the Company has not in the past three (3) years engaged in any securities transaction with any of the Selling Stockholders, any affiliates of the Selling Stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons). In addition, other than in connection with the contractual obligations set forth in the transaction documents filed as Exhibits to our Form SB-2 Registration Statement filed March 9, 2006, including the (i) the Securities Purchase Agreement, (ii) the Notes and the Warrants (iii) and a Registration Rights Agreement, the Company does not have any agreements or arrangements with the Selling Stockholders with respect to the performance of any current or future obligations.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. Each of the following risks could materially adversely affect our business, financial condition and results of operations, which could cause the price of our shares to decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”

Unless the context indicates otherwise, references in this prospectus to "we", "our", "us", "the Company" or "Sew Cal Logo, Inc." refer to SCL prior to February 24, 2004 and to Sew Cal Logo, Inc. thereafter, and not to the selling shareholders.

SINCE OUR INCEPTION WE HAVE INCURRED LOSSES (ALTHOUGH WE HAVE PERIODICALLY BEEN PROFITABLE) WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN SERIOUSLY IMPAIR OUR ABILITY TO CONTINUE OPERATIONS

Although, the present funding that we have received will allow us to continue our operations, we will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

NOTWITHSTANDING THE RECENT FINANCING AND FUTURE RECEIPTS OF SUCH FINANCING THAT WE MAY RECEIVE, WE MAY NEED TO RAISE ADDITIONAL FUNDS TO THE EXTENT THAT CURRENT CASH FLOWS ARE INSUFFICIENT TO FUND FUTURE ON-GOING OPERATIONS OR WE MAY BE UNABLE TO FULLY EXECUTE OUR PLAN OF OPERATION

Based on our recent financing, we anticipate that our cash flows from the financing and our operations will be adequate to satisfy our capital requirements for current operations for the next twelve (12) months. To the extent that the financing and the funds generated by our on-going operations are insufficient to fund our future operating requirements, it may be necessary to raise additional funds, through public or private financings. Without sufficient capital we will be unable to develop our clothing line fully and lack complete product development (number and variety of products and accessories for a given brand). We also will not be able to advertise our clothing sufficiently to get the wide exposure needed to our target market of teenagers. Any equity or debt financings, if available at all, may be on terms that are not favorable to us. If adequate capital is not available, we may be unable to fully execute our business plan as set forth herein.

IF WE DO NOT ACCURATELY FORECAST OUR SALES AND SCHEDULE DELIVERY OF OUR PRODUCTS OUR REVENUES WILL BE NEGATIVELY IMPACTED

We must forecast sales of each of our products and establish production schedules based on our forecasts in order to build sufficient inventory in a timely fashion to avoid significant delays in delivery of finished goods to our customers. If we misjudge the market for a particular line, we could be faced with either excessive or insufficient inventory. Furthermore, a casualty or other business interruption could disrupt our production and delivery schedules. Any such misjudgment or business interruption could result in a decrease in revenues.

OUR FAILURE TO ANTICIPATE AND RESPOND TO FASHION TRENDS WITHIN OUR INDUSTRY COULD RESULT IN A SIGNIFICANT AMOUNT OF UNSOLD INVENTORY THAT WOULD NEGATIVELY IMPACT OUR REVENUES

Our planned product line is both fashion and trend driven. We believe that our success depends in part on our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. We propose to target the youth, active, outdoors and extreme sports markets, and in particular, surfing enthusiasts. We need to be constantly aware of changing tastes and trends as they develop within the youth market and thus create immediate demand for garments (especially casual and beach type wearables). Key people, especially designers, must remain in constant awareness of potential youth fads as they begin to develop and be prepared to set the pace ahead of any competition to gain the market. We cannot guarantee that we will be successful in anticipating consumer tastes and preferences. If we misjudge the market for our proposed line of clothing and accessories, we may be faced with a loss of popularity for our products, resulting in a significant amount of unsold inventory, which would negatively impact our revenues.

DISTRIBUTORS MAY NOT ACCEPT OUR PRODUCTS AND THIS COULD RESULT IN OUR FAILURE TO INCREASE REVENUES AND ACHIEVE PROFITABILITY

In order to generate sales of our proposed apparel and accessory lines, we need to develop relationships with clothing manufacturers and distributors, and establish channels of distribution. We cannot guarantee that we can establish distribution in key locations through retail distributors of surfing equipment and beach attire shops and through chain stores. This failure could result in decreased revenues and we may not be able to achieve profitability.

OUR FASHIONS, NEW PRODUCTS OR COLLECTIONS MAY NOT ACHIEVE SUCCESS OR PROFITABILITY BECAUSE OF HIGH START-UP COSTS, PRODUCTION INEFFICIENCIES AND/OR LACK OF AVAILABLE CAPITAL

It is uncertain that our fashions or any new products or collections that we may add in the future will achieve success or profitability. Introducing new collections and products under a private label generally entails relatively high start-up costs and inefficiencies in producing, distributing, and marketing the initial limited quantities of such products. However, due to inefficiencies associated with operating a private label, we may not be able to obtain a sufficient inventory in these products. We cannot guarantee that any collection or product which we may introduce will achieve profitable sales levels.

OUR ISSUANCE OF PREFERRED SHARES AND OUR ABILITY TO ISSUE ADDITIONAL PREFERRED SHARES COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE AN INTEREST IN MANAGEMENT, TO THE POSSIBLE DETRIMENT OF HOLDERS OF COMMON STOCK.

We have issued and have available the ability to issue preferred shares which, if issued, could make it more difficult for a third party to acquire us, to the detriment of holders of shares of our common stock. Our Board of Directors may authorize and issue our authorized but yet unissued preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the previous and potential future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

WE DEPEND ON KEY PERSONNEL AND ATTRACTING QUALIFIED MANAGEMENT PERSONNEL AND OUR BUSINESS COULD BE HARMED IF WE LOSE PERSONNEL AND CANNOT ATTRACT NEW PERSONNEL.

Our success depends to a significant degree upon the technical and management skills of our officers and key employees, including in particular those of Richard L. Songer, our President, Judy Songer, our Chief Financial Officer and Secretary and Lori Heskett, our Chief Operating Officer and Executive Vice President. The loss of the services of Rick, Judy or Lori likely would have a material adverse effect on our success. That success also will depend upon our ability to attract and retain additional qualified management, marketing, technical, and sales executives and personnel. Our management does not believe that we maintain adequate key person life insurance for any of our officers or key employees. We have not required our executives or employees to execute non-competition agreements with us, and those executives or employees could leave us to form or join a competitor. The loss of any of our key executives, the use of proprietary or trade secret data by former employees who compete with us, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

We compete for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than we possess. There can be no assurance that we will be successful in attracting or retaining such personnel and the failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

OUR CHARTER PROVIDES FOR LIMITED LIABILITY FOR OUR DIRECTORS

Our articles of incorporation limit and indemnify against the personal liability of our directors for monetary damages for breach of fiduciary duty of care as a director, subject to certain exceptions, to the fullest extent allowed by Nevada law. Accordingly, except in limited circumstances, our directors may not be liable to us or our stockholders for breach of this duty.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF THE CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The conversion of the promissory notes in our recent financing is based on the average of the lowest three intra-day trading prices of our common stock for the twenty (20) trading days before a conversion of the promissory notes. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

o Make a suitability determination prior to selling a penny stock to the purchaser;

o Receive the purchaser's written consent to the transaction; and

o Provide certain written disclosures to the purchaser.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the February 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

USE OF PROCEEDS

The Selling Stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock held by the Selling Stockholders listed below. On July 31, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $500,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “Investors”). The funding of $500,000, of which we received net proceeds of $470,000, was completed on July 31, 2006 (the “Closing Date”). On the Closing Date, the following parties issued callable secured convertible notes as follows: AJW Capital Partners, LLC invested $48,500; AJW Offshore, Ltd. invested $295,000; AJW Qualified Partners, LLC invested $150,000; and New Millennium Capital Partners II, LLC invested $6,500.

The Callable Secured Convertible Notes are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) trading prices for the Common Stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” means 55%. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of Callable Secured Convertible Notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

The Investors also received the following five (5) year warrants to purchase a total of 20,000,000 shares of our common stock, exercisable at $0.50 per share: AJW Capital Partners, LLC – 6,000,000 warrants; AJW Offshore, Ltd. –11,800,000 warrants; AJW Qualified Partners, LLC –1,940,000 warrants; and New Millennium Capital Partners II, LLC – 260,000 warrants (the “Warrants”).

We are presently registering 10,871,760 shares of our common stock, as follows: (i) AJW Capital Partners, LLC – 1,054,561 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii) AJW Offshore, Ltd. – 6,414,338 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (iii) AJW Qualified Partners, LLC – 3,261,528 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and (iv) New Millennium Capital Partners II, LLC – 141,333 shares of common stock issuable in connection with the conversion of the Callable Secured Convertible Notes.

Name of Selling Stockholder (11)	Shares of common stock owned prior to the offering (1)	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering		Number of shares owned after the offering	Percent of shares owned after offering

AJW Capital Partners, LLC (7)	0	0	1,054,561	(2)(3)	0	0%

AJW Offshore, Ltd. (8)	0	0	6,414,338	(2)(4)	0	0%

AJW Qualified Partners, LLC (9)	0	0	3,261,528	(2)(5)	0	0%

New Millennium Capital Partners II, LLC (10)	0	0	141,333	(2)(6)	0	0%

* Less than 1%

(1)	Based on 43,704,728 shares issued and outstanding as of January 4, 2008.

(2)
The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. The number of shares set forth in the table for the Selling Stockholders represents an estimate of the number of shares of common stock to be offered by the Selling Stockholders. The actual number of shares of common stock issuable upon conversion of the notes is indeterminate, is subject to adjustment and could be materially less or more than such estimated numbers depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”). Under the terms of the debentures, if the debentures had actually been converted on July 31, 2006, the conversion price would have been $0.00842. Under the terms of the debentures, the debentures are convertible by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of the debentures) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the Selling Stockholders exceeds the number of shares of common stock that the selling stockholder could beneficially own at any given time through their ownership of the debentures.

(3)	Represents 1,054,561 shares of our common stock issuable in connection with the conversion of the July 31, 2006 callable secured convertible note.

(4)	Represents 6,414,338 shares of our common stock issuable in connection with the conversion of the July 31, 2006 callable secured convertible note.

(5)	Represents 3,261,528 shares of our common stock issuable in connection with the conversion of the July 31, 2006 callable secured convertible note.

(6)	Represents 141,333 shares of our common stock issuable in connection with the conversion of the July 31, 2006 callable secured convertible note.

(7)
AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(8)
AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(9)
AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(10)
New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(11)	None of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

All of the stock owned by the Selling Stockholders will be registered by the registration statement of which this prospectus is a part. The Selling Stockholders may sell some or all of their shares immediately after they are registered. The Selling Stockholders shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

▪	ordinary brokers transactions, which may include long or short sales,
▪	transactions involving cross or block trades on any securities or market where our common stock is trading,
▪
purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

▪	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

▪	any combination of the foregoing, or by any other legally available means.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Selling Stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the Selling Stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

To the best of our knowledge, there is no litigation pending or threatened by or against us.

MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME	AGE	POSITION
Richard L. Songer	59	President and Director
Judy Songer	54	Chief Financial Officer, Chief
		Accounting Officer and Secretary
Lori Heskett	50	Chief Operating Officer and Executive
		Vice President

Set forth below is certain biographical information regarding our executive officers and directors:

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors .To the Company's knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any other person other than in his fiduciary capacity of and for the benefit of the Company and at its direction.

Richard L. Songer - President And Director

Mr. Songer founded Southern California Logo, and has been continuously employed as a Director and President of this entity since 1985. He has been our President and Director since February 24, 2004, when the merger occurred. He has not been engaged in any other business or had any other employment for the past five (5) years. Mr. Songer oversees all our operations. Mr. Songer is a 1969 graduate of Virginia Tech University located in Blacksburg, Virginia. He does not currently serve as an officer or director of any other public company. Mr. Songer served as the President of Freedom Surf, Inc., a publicly traded company, from December to December of 2000.

Judy Songer - Chief Financial Officer, Chief Accounting Officer And Secretary

Ms. Songer has been Chief Financial Officer of Southern California Logo and the head of the accounting department since the company was founded in 1985. She has been our Chief Financial Officer and Secretary since February 24, 2004, when the merger occurred. She was recently appointed our Chief Accounting Officer. She currently oversees all of our financial and human resource aspects of our company. Previously employed by BDM, Inc., a Washington, D.C. based government contractor and think tank, she held a top secret clearance. An avid outdoors enthusiast, she currently resides in Southern California and actively participates in the lifestyle that drives the company in its current direction. Ms. Songer received an AA Degree in Finance from Northern Virginia Community College in 1973. Ms. Songer does not, and has not, served as an officer or director of any other public company.

Lori Heskett - Chief Operating Officer And Executive Vice President

Ms. Heskett has been our Chief Operating Officer and Executive Vice President overseeing every aspect of sales, product development and operations. She has been our Chief Operating Officer and Executive Vice President since February 24, 2004, when the merger occurred. Ms. Heskett was President of El Segundo Hat, Inc. from April of 1999 until she joined Sew Cal Logo. During that time she was responsible for all aspects of running a 13,000 sq. ft. manufacturing plant as a division of Kubic Marketing, a leading skateboard and accessories manufacturer. Her division produced headwear, bags, wallets and other related items. Ms. Heskett created yearly budgets and projections and managed that company's 80 employees, increasing sales from $1.9 to $3 million in 24 months, by adding new products and expanding the company's customer base.

Other

Richard L. Songer and Judy Songer are husband and wife. There are no other family relationships among any of our directors or officers.

None of the foregoing Directors or Executive Officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of January 4, 2008, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (4)

Richard L. Songer	6,500,000	(1)	14.873%
207 W. 138th Street
Los Angeles, California 90061

Judy Songer		(1)	(1)
207 W. 138th Street
Los Angeles, California 90061

Lori Heskett	1,750,000	(2)	4.004%
207 W. 138th Street
Los Angeles, California 90061

Officers and Directors as a Group	8,250,000		18.877%

Novian & Novian LLP	2,510,000		5.743%

(1)
Richard L. Songer and Judy Songer, husband and wife, beneficially own an aggregate total of 6,500,000 shares of our common stock and 189,800 shares of our Series A Preferred Stock as Joint Tenants with Rights of Survivorship, which they received pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of their common stock in SCL.

(2)
1,750,000 shares of our common stock and 22,500 shares of our Series A Preferred Stock were issued to Lori Heskett pursuant to the February 2004 Merger in exchange for one hundred percent (100%) of her common stock in SCL previously issued for services rendered.

(4)	Based on 43,704,728 shares issued and outstanding as of January 4, 2008.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

COMMON STOCK

We are presently authorized to issue 500,000,000 shares of $.001 par value common stock. As of January 4, 2008, based on our transfer agent records, we had 43,704,728 shares of common stock issued and outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

We are presently authorized to issue 300,000 shares of Series A Preferred Stock, $.001 par value. As of January 4, 2008, we have 234,800 shares of Series A Preferred Stock issued and outstanding.

The characteristics of our Preferred Stock are set forth below:

Series A Preferred Stock

Shares of Series A Preferred Stock shall be issued to officers, directors, employees and consultants to Sew Cal. Each share of Series A Preferred Stock (i) may be converted into one hundred (100) shares of common stock when Sew Cal has achieved sales of at least $10,000,000 in any fiscal year as reported in our audited financial statements for such fiscal year.

Subject to the provisions for adjustment, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefore. Dividends may be paid in (i) cash, (ii) additional shares of Series A Preferred Stock, or (iii) shares of common stock.

So long as any shares of Series A Preferred Stock shall be outstanding, no cash dividends shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock through the dividend payment period on such Parity Stock next preceding such dividend payment date.

In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, Sew Cal shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of Sew Cal ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of Sew Cal, junior to the Series A Preferred Stock ("Junior Stock") until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of Sew Cal, junior to the Series A Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of Sew Cal heretofore or hereinafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of Sew Cal, junior to the Series A Preferred Stock.

The shares of Series A Preferred Stock have voting powers equal to the voting powers of the common stock. Each share of Series Preferred Stock has one hundred (100) votes on all matters to be voted upon by shareholders.

CONVERTIBLE NOTES

On February 16, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on February 17, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $81,900; AJW Offshore, Ltd. invested $411,600; AJW Qualified Partners, LLC invested $196,000 and New Millenium Capital Partners II, LLC invested $10,500. The parties received the following amount of warrants:

AJW Capital Partners, LLC - 87,750 warrants; AJW Offshore, Ltd. - 441,000 warrants; AJW Qualified Partners, LLC - 210,000 warrants; and New Millenium Capital Partners II, LLC - 11,250 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 45%. The exercise price of the warrants is $.50 per share. When we file the original Form SB-2, we will receive an additional $600,000 (evidenced by a Callable Secured Convertible Note) and issue an aggregate of 642,858 warrants. There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) and an issuance of 750,000 warrants when our registration statement becomes effective.

On July 31, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $500,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The funding of $500,000 was completed on July 31, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Capital Partners, LLC invested $48,500; AJW Offshore, Ltd. invested $295,000; AJW Qualified Partners, LLC invested $150,000 and New Millenium Capital Partners II, LLC invested $6,500. The parties received the following amount of warrants: AJW Capital Partners, LLC – 1,940,000 warrants; AJW Offshore, Ltd. – 11,800,000 warrants; AJW Qualified Partners, LLC – 6,000,000 warrants; and New Millenium Capital Partners II, LLC - 260,000 warrants.

The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 45%. The exercise price of the warrants is $.50 per share.

WARRANTS

Based on our recent financing, we have issued 20,750,000 warrants to date. Each Warrant entitles to holder to one share of our common stock at an exercise price is $.50 and is exercisable for five years from the date of issuance.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

In addition, we have the power, by our by-laws or in any resolution of our shareholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

DESCRIPTION OF BUSINESS

Film Wardrobe and Entertainment Related Business

Since its entry into the entertainment industry in 1988, SCL (and now us since the February 2004 merger) has been a supplier of wardrobe as well as promotional and cast and crew items for feature films and television, to the major motion picture studios including Paramount, Warner Brothers, Universal, MGM, Sony, DreamWorks, 20th Century Fox, Disney and nearly every independent production company.

Typical examples include: The "White Star Line" uniforms worn in "Titanic" (the largest grossing movie of all time), the "Bubba Gump Shrimp Co" cap worn by Tom Hanks in "Forrest Gump" (opening scene and throughout the movie) and the cast and crew merchandise (jackets, caps, bags, wearables) for "Titanic" and over 60,000 promotional Bubba Gump caps related to the release of the film. Tom Cruise and Robert Duvall wore our racing attire in "Days of Thunder" and we produced many of the uniforms worn by the pit crews and teams of the NASCAR circuit portrayed in the film. Patches for everything from border patrols, police departments, museum guards, military personnel, and just about anything related to uniforms (including the authentic Naval ranks of the many sailors portrayed in "Pearl Harbor") have been provided by us to help moviemakers establish near-authentic locations and characters.

Many major actors in films today have worn our wardrobe while performing on screen. From the gift shop items featured in Jurassic Park to patches and clothing worn in Terminator 2 and 3, we have participated in manufacturing such items for many major films. We also generate revenues from crew gifts; including jackets, caps, and related items from many of the films and promotions we work on as well as from our regular work in both network and cable TV projects.

Expansion and growth of present operations is our primary objective. In 2004, we expanded our management team to include Lori Heskett, who has more than 25 years of experience in this and related fields. Ms. Heskett brought to us, design ideas and industry contacts and is actively involved in sales of our domestically produced products. In her most recent position as President of El Segundo Hat Company (prior to joining us), Lori was directly responsible for all aspects of such company including both sales and production. When Kubic Marketing, El Segundo's parent company, was acquired by Globe Shoes, a publicly traded Australian company. U.S. manufacturing was halted and we were able to acquire much of the plant's physical assets and specialized equipment, and continued manufacturing for many of its clients.

Competition in the Film Wardrobe and Entertainment Related Business

The competition in our specialized section of the film industry is considerable in the area of "crew merchandise" with many companies seeking this business. We believe that only a handful of vendors are able to penetrate this market in the production stage. Top quality, on time delivery and customer loyalty have been the benchmark we have set. We intend to remain creative and aggressive to retain this business.

Competition for wardrobe production business is also certain. Several companies produce patches and are extremely competitive and aggressive. We must remain in close contact with designers, costumers, and wardrobe departments within the studios as well as the major costume houses to be considered as "the first to call" when a show begins preparation for filming. While confidence in us as a first choice vendor is of utmost importance here, customers are always willing to try new sources and our competition is always present. Our marketing plan continues to be aggressive and innovative service and quality in this area while guarding our carefully developed long-term relationships with the people who control this segment of film and television production.

Private Label Apparel

In addition to our entertainment-related business, private labeling has become a significant part of our production for both domestic sales and export of "Made in the USA" products, accounting for approximately 70% of our overall revenues.

We are an action sports oriented company. We currently design and manufacture the latest styles in caps and headwear, jackets, denim, cargo shorts and pants and related apparel for many major brands, such as "Quiksilver."

We have sufficient capacity to accept and complete orders of nearly any size and of a varied and diversified basis. Though we manufacture apparel and accessories primarily for the action sportswear and entertainment industries, our production also serves a number of customers in specialty markets, including the following:

1. silk screening, heat transfers, sublimation, and unique embellishments

2. private labeling for major brands (including shipping and fulfillment)

3. cap and hat design and manufacturing

4. patches of all kinds and shapes

5. film and television wardrobe (authentic military, period etc.)

6. production crew wrap gifts and studio promotional items

7. custom jacket and various apparel manufacturing

8. accessory design and manufacturing (bags and wallets etc.)

9. contract embroidery and specialty services

10. advertising specialty merchandise (extensive variety of corporate promotional items, bottled water etc.).

11. military - contract manufacturing (extensively with retired and veterans segment, ship reunions etc.)

Private Labeling

During the last few years, the number of domestic headwear suppliers has been drastically reduced as a result of increased lower priced imports. Suppliers remaining in this business each have their own niche in the market place. Few suppliers remain in California and our customer base has increased as a result of this decreased domestic competition. There are U.S. suppliers located in the Midwest and on the East Coast who seldom manufacture for our market and deal mainly in the golf, major league baseball and ad specialty-type businesses.

Overseas suppliers present a major challenge. They can produce a hat at a fraction of the price we can and we are constantly in competition with them. They can copy all that we create, but if they are asked to create on their own, they may fall short, as our industry is constantly changing by way of fabrics, styles, and method of decorating. Overseas suppliers are in the business of mass production for export. Our current customers use overseas suppliers for some of their "bread and butter" styles but tend to use U.S. suppliers for the more cutting edge products. However, overseas manufacturers require considerably more time to create new products because of their difficulty in providing face-to-face contact with designers and domestic customers. They also require greater lead times for shipping and cannot make changes overnight when required. The logistics also may not allow them to be immediately aware of developing trends, forecasting them, and then developing an appropriate finished product instantly.

Competition in Private Labeling

At present, the youth oriented "action sports" lifestyle-clothing market (surf/skate/snow) is led by labels such as "Quiksilver" of Huntington Beach, California, representing in excess of $1 billion in annual sales. Also, "O'Neill Sportswear", "Rip Curl", "Lost", "Billabong", "Volcom", and numerous other Orange County, California-based clothing companies service this market and can be considered competition for our new brands. We believe that teens and young adults are looking for something new and trendy to identify with, purchase, and wear.

Although we believe we now have the experience and resources to take advantage of and fulfill the needs of this market and we have already made significant steps towards doing so, the youth, active and sports apparel industry is highly competitive, with many of our competitors having greater name recognition and resources than we do. Many of our competitors are well established, have longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources then we do. As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities or customer requirements. Existing or future competitors may develop or offer products that provide price, service, number or other advantages over those we intend to offer. If we fail to compete successfully against current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected.

We currently have no market share data available for competition in these areas. We work on each job through personal contacts and are frequently the only company contacted for the particular project.

We do not depend on any one or a few major customers.

Pipeline Posse and California Lifestyle Business

We have recently identified, developed, and trade marked (Pipeline Posse trademark application) an opportunity to export the California lifestyle to the rest of America and to the worldwide markets in general. We are presently preparing to launch a new branded line of surf and sports wear and have developed a strong relationship with some of the best known world champion surfers who will champion the new brand. Pipeline Posse, an already known entity in the major surfing world, was founded by World Class Surfer and Big Wave Specialist Braden Diaz several years ago. Braden has contractually joined us in developing Pipeline Posse Brand as we continue to export the California and surfing life style to the world.

Started as an idea born in San Clemente, California, home of the premier surfing beaches in the world, we have created a number of "California Driven" brands of products. Under the California Driven umbrella, several lines have been developed to follow Pipeline Posse with specific target markets in mind.

The next product to market, which will be positioned as an offshoot of Pipeline Posse and trade heavily on the exposure of that more "club-like" brand, will be a cutting edge surf/skate line, called South, "master-built" in California to offer a fresh, impeccably designed and crafted, alternative to Volcom, Quiksilver, and other similar industry companies. Having manufactured for almost all of the leaders in this field and forged long-standing relationships with the top people at every level (from designers and sales reps to distributors, retailers, advertisers as well as the surfers and skaters themselves) we are in a position to create and market the new, must-have California lifestyle brand. The web domain for the label has been secured and the trademark, Pipeline Posse, is currently pending.

Plant and Equipment

Our production floor is broken up into 8 divisions: Embroidery, Screen printing, Headwear Production, Wallet Production, Bag Production, Garment Production, Cutting, and Sample Production (quick line.) We operate a full turn key operation with all stages of production in house and giving us full control of our finished products. Nothing is required to be sent to sub contractors, which allows our production to be top quality, on schedule, meet delivery times, and within a cost controlled budget.

Embroidery Department:

This department has 7-multi head embroidery machines, and several dedicated sample machines, giving it in excess of 100 embroidery heads running at any given time. Here finished goods as well as products being manufactured on the floor move through for application of logos, names, patches, and nearly every type of embellishment possible. Having a complete compliment of state of the art equipment on site gives us the ability to embroider and decorate at the most effective stage of production and also allows us to be more creative with placements, styles, and cutting edge looks for nearly every style and type of product that we produce. This capability, in concert with all other departments, can handle from "while you wait" to less than 24 hour turn times on nearly everything which is vital both to the movie industry, last minute scheduled events, and for constantly revised last minute sampling. Each of our 3 shifts is supervised by one of two managers who have over 30+ years of experience between them. Each manages production scheduling, raw materials, and maintenance of the equipment. All designs are developed, laid out, and digitized by our in house Art Department. This creative ability is by far one of the most important stages of product development, and our staff has over 25 years of combined experience in nearly every type of embroidery process.

Screen Printing Department:

Beginning in 2003, SCL began installing all new state of the art printing, heat transfer, and related equipment. Among this new equipment are 6 color silkscreen machine dedicated exclusively to sampling, a multi-color finished hat screening station that enables us to print nearly every type of finished headwear. In keeping with the fact that screening printing on garments has made a big revival in the last year, we adapted to the demand and now have complete control of all the products produced. This provides our creative staff total freedom as well as the ability to control cost and efficiency, further adding to our bottom line profit potential.

Headwear Production:

We are furnished with state of the art equipment, consisting of over 150 different machines, giving maximum capacity for every required production operation. Our Department Manager has more than 25 years experience in all aspects of headwear manufacturing and management. Each shift in this department has 60 plus experienced sewers producing in excess of 2000 units in a standard 8-hour shift. As business continues to grow, we maintain the ability to increase the 2nd and 3rd shifts at any given time to proportionally keep up with demand. We currently produce a wide variety of headwear, manufacturing numerous styles such as a 6-panel open back cap, sized fitted baseball caps, 5 panel truckers, buckets, visors, Gatsby, jockey, and bushmaster big brim, with most available in toddler to adults sizes. We also create many custom styles.

Wallet Production:

A wide variety of junior style wallets are manufactured with approximately 500 units per day produced through our current line. Items range from men's to girl's junior tri-folds, checkbooks, coin purses, pencil pouches, cosmetic pouches, key holders, to Nightlife I.D. credit card holders. All are manufactured from a wide variety of fabrics, and in numerous shapes and sizes. This production division was added as our number of junior girls customers expanded and recognized the need for a single supplier to handle all of their accessory needs. Our corresponding capability to design, develop, manufacture, and deliver these very products (and more) domestically "Made in America."

Bag Production:

This division was also added at our customer's request that additional accessories be developed. We now produce soft style backpacks, purses, lunch totes, duffle bags, messenger bags, book bags, simple give-away tote bags, and any number of custom or special design bags required to meet the increasing needs of our customers.

Garment Production:

In addition to our cut and sew operation, a dedicated Sample Production Line (quick line) has been developed. This division is most important as it allows us to accept and produce the many "quick turn" requests from the entertainment industry as well as our "event" and retail customers. We are capable of turning approval samples in 24 hours.

Current Headwear, Accessory, & Garment Customers include name brands Quicksilver, Quicksilver Edition, Tony Hawk, Vans, O'Neill, Volcom, Rusty, Globe Shoes, Hawaiian Island Creations, Stussy, Etnies/Sole Technology ,Patagonia, Paul Frank, Lost, Host Marriot (souvenir shops / airports), The Smithsonian Institute, VonDutch, Lablanca Swimwear, Town & Country, Local Motion - Hawaii, Universal Studios Orlando & Hollywood as well as the Major Film & Television Studios and some Fortune 500 companies

Intellectual Property

We recently applied to the USTPO for the trademark "Pipeline Posse." The application numbers are as follows (i) 78714178 - International Class 42; (ii) 78713696 - International Class 25; and (iii) 78713761 - International Classes 18 and 28. The USPTO is reviewing the applications. We will continue to assess the need for any copyright, trademark or patent applications on an ongoing basis.

Costs and Effects of Compliance with Environmental Laws and Regulations

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, our business and prospects could be adversely affected.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Unless the context indicates otherwise, references in this section, "Management's Discussion and Analysis or Plan of Operation," references to "we", "our", "us", "the Company" or "Sew Cal Logo, Inc." refer to SCL prior to February 24, 2004 and to Sew Cal Logo, Inc. thereafter, and not to the selling shareholders.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. We based our estimates on historical experience and on other various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under difference assumptions or conditions.

Plan of Operation

We have recently filed a trademark application for the name PIPELINE POSSE, a recognized brand in the world of surf and sportswear. We intend to begin manufacturing, selling and distributing our own line of surf wear under this new name and to promote this line of goods in appropriate trade journals and other media as the product line is developed, expanded and distributed. We are also adding to our existing staff to support expansion and growth of both our entertainment and private label business.

Private Labeling

Domestic headwear suppliers have been drastically reduced as a result of increased lower priced imports. Suppliers remaining in this business each have their own niche in the market place. Few remain in California and our customer base is increasing somewhat with this reduced competition. There are U.S. suppliers located in the Midwest and on the East Coast. They seldom manufacture for our market and deal mainly in the golf, major league baseball and ad specialty-type businesses.

Overseas suppliers are a different situation. They can produce a cap at a fraction of the price we can and we are constantly in competition with them. They can copy all that we create, but if they are asked to create on their own, they may fall short, as our industry is constantly changing by way of fabrics, styles, and method of decorating. Overseas suppliers are in the business of mass production for export. Our current customers use overseas suppliers for some of their "bread and butter" styles but tend to use U.S. suppliers for the more cutting edge products. However, overseas manufacturers require considerably more time in creating new products because of their inability to provide face-to-face contact with designers and domestic customers. They also require greater lead times for shipping and cannot make changes overnight (literally) when required. The logistics also may not allow them to be immediately aware of developing trends, forecasting them, and then developing an appropriate finished product instantly.

At present, the youth oriented "action sports" lifestyle-clothing market (surf/skate/snow) is led by labels such as "Quiksilver" of Huntington Beach, California, representing in excess of $1 billion in annual sales. Also, "O'Neill Sportswear", "Rip Curl", "Lost", "Billabong", "Volcom", and numerous other Orange County, California-based clothing companies service this market and can be considered competition for our new brands. We believe that teens and young adults are looking for something new and trendy to identify with, purchase, and wear.

Although we believe we now have the experience and resources to take advantage of and fulfill the needs of this market and we have already made significant steps towards doing so, the youth, active and sports apparel industry is highly competitive, with many of our competitors having greater name recognition and resources than we do. Many of our competitors are well established, have longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources. As a result, these competitors may be able to respond more quickly and effectively than we can to new or changing opportunities or customer requirements. Existing or future competitors may develop or offer products that provide price, service, number or other advantages over those we intend to offer. If we fail to compete successfully against current or future competitors with respect to these or other factors, our business, financial condition, and results of operations may be materially and adversely affected.

We currently have no market share data available for competition in these areas.

We work on each job through personal contacts and are frequently the only company contacted for the particular project.

We do not depend on any one or a few major customers.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We recently applied to the USTPO for the trademark "Pipeline Posse." We will continue to assess the need for any copyright, trademark or patent applications on an ongoing basis.

Film Wardrobe & Entertainment Related Business

We intend to produce more wardrobe, patches etc. for the major costume houses (Western Costume Company, Motion Picture Costume Co., Eastern Costume Co.). We will also continue our existing strategy of marketing directly to movie and television productions before they begin filming locally and send units out of town on location. We intend to accomplish this with visits to the studios daily, printed material, and a professionally developed e-mail campaign to the production offices when they first set-up for a newly approved feature film or television show.

As the area of entertainment wardrobe is such a specialized and limited field, management is unaware of any other companies that do exactly what we do in this area. Small local companies do quick embroidery jobs from time to time when production companies are on location and need something immediately, and occasionally a costumer will use a local shop for some patches. Because of our longtime experience, personal relationships, skill, and success in mastering this specialized work, significant competition has not developed. Thus, there is no accurate data currently available to determine our approximate market share.

Corporate Sales

Corporate clients currently account for less than ten percent (10%) of our business. We intend to focus on growing this area of our business over the next two (2) years by the addition of new in-house salespeople. Also, the recent addition of new silk screening equipment will give us the capability to accept and produce large orders of promotional t-shirts and related items for corporate programs that we are currently unable to produce. The new salespeople will solicit this business to our existing client base via telephone and Internet as well as to potential new customers through the same means as well as some print advertising via mailing and placement in trade publications. Additional labor will be hired to operate the new equipment as needed with second and third manufacturing shifts added as growth requires. We intend to add two or three in-house clerical persons to service new inquiries and added accounts, as well as ordering finished goods for embellishment and shipping. Current production capacity is adequate to handle the added volume.

Development of the California Driven Product Lines

We have identified and developed an opportunity to export the California life style to the rest of America and to the worldwide markets in general. Started as an idea born in San Clemente, California, home of well known surfing beaches in the world, we have created a number of California Driven brands of products. Under the California Driven umbrella, several lines are being developed with specific target markets in mind. Currently, no California Driven products are being produced or distributed by us and they do not represent any of our current overall revenue. The California Driven brand lines are being developed in anticipation of expansion of Sew Cal into our own line of products to market and sell.

The first identified brand line is Pipeline Posse(TM). Three trademarks were applied for on September 15, 2005. We have completed initial design of a line of surf wear under the Pipeline Posse(TM) logo and have manufactured a limited amount of goods to begin a sales and marketing campaign. The exclusive rights and ownership of Pipeline Posse(TM) was acquired on August 15, 2005 from Braden Dias. Mr. Dias is a world renowned surfer and is under agreement with Sew Cal to represent the Company as a professional athlete in the development of Surf and Sportswear lines.

RESULTS OF OPERATIONS

For the Fiscal Years Ended August 31, 2007 and August 31, 2006

Total revenue was $1,932,448 for the year ended August 31, 2007 as compared to $2,268,432 for the year ended August 31, 2006, a net decrease of $335,984. The net decrease is primarily due to loss of private label business as the market for headwear manufacturing continued moving to Chinese imports. Officer and Administrative Compensation was $331,032 for the year ended August 31, 2007 as compared to $413,812 for the year ended August 31, 2006, a net decrease of $82,780, due to the fact that the President took a decrease in salary. The net decrease is due to the reduction of administrative staff. Total Assets were $621,006 at August 31, 2006 as compared to $1,668,092 at August 31, 2005, a net decrease of $1,047,086. The net decrease was primarily due increased investment, legal expenses, and advertising in development of our trademarks and branding of our own apparel line.

For the Quarter Ended May 31, 2007 and May 31, 2006

Total revenue was $477,263 for the quarter ended May 31, 2007 as compared to $516,040 the quarter ended May 31, 2006, a net decrease of $38,777. The net decrease is primarily due to loss of private label business as the market for headwear manufacturing continued moving to Chinese imports. Also, the decrease in gross profit as a percent of sales is directly attributed to our significant investment in starting our new brand Pipeline Posse. A line of clothing has been developed and advertising and promotional campaigns are initiated and underway. This new segment of our business is expected to provide a significant increase in revenues resulting within the next 18 months. We have increased our rent by $7500 per month as a result of leasing an additional 10,000 square feet within our occupied facility as it became available when the former tenant moved out. This additional space, several offices and an inventory / shipping area, are devoted exclusively to our new brand and product development initiated to provide company growth in these new areas. Officer and Administrative Compensation was $83,269 for the quarter ended May 31, 2007 as compared to $226,462 for the quarter ended May 31, 2006, a net decrease of $143,193. The net decrease is due to the fact that the President took a decrease in salary. Total Assets were $767,284 at May 31, 2007 as compared to $1,668,092 at May 31, 2006, a net decrease of $900,808. The net decrease was primarily due increased investment, legal expenses, and advertising in development of our trademarks and branding of our own apparel line.

Liquidity and Capital Resources

Our cash balance as of August 31, 2007 is $155,704. Our sources of liquidity are currently generated by current sales, and we do not require any additional capital to continue our current operations, including the ability to grow within the market. The recent 6% convertible debenture totaling $500,000 and the 8% convertible debenture totaling $2,000,000 have been funded and are now providing us with additional liquidity for growth. Strong additional growth through the expansion into other markets is now with these funds and we are preparing to launch our Pipeline Posse brand. If these debentures are converted to equity, the percentage of ownership of existing stockholders will be diluted.

Furthermore, these equity securities might have rights, preferences or privileges senior to our shares of common stock. Between the new funds and the continuing and growing portion of our existing business, our liquidity is sufficient, upon completion of this financing, to complete our business plan and generate additional revenues over the next 5 years.

Our liquidity and operating results are not materially affected by seasonal fluctuations in our sales.

We are operating our business on an accrual basis. Based upon management's belief that we can sustain our current level of sales and growth, we project that we will have sufficient cash flow to cover current operations for the next twelve (12) months without taking into account any expansion into other markets.

We can continue current operations with reasonable annual growth from existing sales, cash flows and profits.

We do not offer any customer special incentives in connection with the purchase or promotion of our products.

RECENT FINANCING

On February 16, 2006, we completed a financing agreement by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $2,000,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 45%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.

In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one for one basis. The exercise price is $.50 per share and the term of the warrants is five years.

A consulting firm, Affiliated Business Services, Inc. based in Palm Harbor, Florida, received a commission of $56,000 (8% of the initial proceeds of $700,000) for arranging for this financing. Our agreement with this consultant required us to pay the consultant 8% of any funds raised. Since the consultant did not provide us with the type of financing that we required, our legal counsel has sent the consultant a letter indicating that the $56,000 payment is the only fee the consultant shall receive from our recent financing.

We have received proceeds of $2,000,000 under the terms of the securities purchase agreement.

On July 31, 2006, we completed a second financing agreement by executing a securities purchase agreement with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. Under the securities purchase agreement, we will issue up to $500,000 in callable secured convertible notes. The notes are convertible into shares of our common stock. The conversion price is based on the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 45%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.

In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one for one basis. The exercise price is $.50 per share and the term of the warrants is five years.

DESCRIPTION OF PROPERTY

We currently lease our 27,000 square foot manufacturing and office facilities located at 207 West 138th Street in Los Angeles, in close proximity to Los Angeles International Airport. Our lease expires on October 4, 2009 at a monthly rental of $12,500, fixed until expiration. The lease requires us to pay property taxes and utilities. Rent expenses for the years ended August 31, 2006 and 2005, were $156,000 and $156,000 respectively. We lease our facilities from a limited liability company owned by Richard L. and Judy Songer, our officers, directors and principal shareholders. Effective September 1, 2005, we commenced renting an additional 3,000 square feet in the same office facility located at 207 West 138th Street, Los Angeles, California for the cost of $2,500 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 1, 2006, for purposes of working capital, Richard L. and Judy Songer extended the terms of a $355,384 subordinated loan originally made to us on March 1, 2003. We are obligated to pay interest only on the subordinated loan during its term at the rate of 10% per annum (fixed-rate calculated as simple interest). The entire principal amount of the loan is now due on March 1, 2007, although we may prepay the loan in whole or in part at any time without premium or penalty. The subordinated loan, which was consented to by Pacific Western Bank, is collateralized by our assets, including but not limited to any and all equipment owned by us, our inventory and our outstanding receivables.

From June 30, 2003 through September 30, 2003, William D. O'Neal gifted a total of 220,000 shares of common stock previously issued to him to 44 persons who were either family members, personal friends or business associates with whom Mr. O'Neal had a prior existing relationship. In gifting these shares, Mr. O'Neal was acting as a statutory underwriter and the re-distribution of these shares to the 44 individuals was a primary offering made on behalf of our company. As such, Mr. O'Neal relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). We believed this exemption is available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer our shares; each investor has a pre-existing professional and/or personal relationship with Mr. O'Neal. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. Further, securities were not offered or sold to more than thirty-five (35) unaccredited investors.

On February 24, 2004, William D. O'Neal returned 19,480,000 shares of our common stock previously issued to him to the treasury for cancellation pursuant to the Articles of Merger.

On February 24, 2004, we issued 3,000,000 shares of our common stock and 189,800 shares of our Series A Convertible Preferred Stock to Richard L. Songer and Judy Songer as Joint Tenants in exchange for 100% of the issued and outstanding common stock of SCL pursuant to the terms of the Articles of Merger.

On February 24, 2004, we issued 750,000 shares of our common stock and 22,500 shares of our Series A Convertible Preferred Stock to Lori Heskett pursuant to the terms of the Articles of Merger.

On February 24, 2004, we issued 750,000 shares of our common stock and 22,500 shares of our Series A Convertible Preferred Stock to the Kagel Family Trust pursuant to the terms of the Articles of Merger.

In July 2004, the building which houses our office and warehouse facilities was purchased from an unrelated third party by a California limited liability company, RL Songer & Associates, LLC owned by Richard L. and July Songer, our officers, directors and principal shareholders. We lease the facilities under a lease which terminates in July 2009 at a rental of $12,500 per month plus taxes and utilities. We believe that the provisions of our lease are comparable to those obtainable from non-affiliated third parties.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "SEWC." Our common stock has been quoted on the OTC Bulletin Board since April 25, 2005. The following table sets forth the range of high and low bid quotations for the last three quarters of 2005 commencing April 25, 2005 and for the first quarter of 2007 up until January 4, 2008. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

YEAR	QUARTER	HIGH	LOW

2005	Third from April 25, 2005 until June 30, 2005	$3.25	$1.05
2005	Fourth	2.25	0.60
2005	First	1.50	0.22
2005-2006	Second	0.40	0.16
2006	Third	0.31	0.08
2006	Fourth	0.10	0.013
2006	First	0.05	0.006
2006-2007	Second	0.019	0.005
2007	Third	0.0065	0.003
2007	Fourth	0.007	0.0023
2007	First	0.006	0.0022
2007-2008	Second through January 4, 2008	0.005	0.0021

As of January 4, 2008 in accordance with our transfer agent records, we had 65 shareholders of record. Such shareholders of record held 43,704,728 shares of our common stock. In addition, we have 234,800 shares of preferred stock issued and outstanding held by three shareholders subject to conversion into 23,480,000 shares of our common stock. We have no outstanding warrants or options to purchase our securities, other than the common stock issuable upon the conversion of promissory notes and the exercise of warrants being registered in this registration statement.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal years ending August 31, 2007, 2006 and 2005 whose salary and compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

Richard L. Songer (1)	2007	$254,500	0	0	0	0
President	2006	$256.000	0	0	0	0
	2005	$140,000	0	0	0	0

Judy Songer (2)	2007	$16,338	0	0	0	0
CFO, Chief Accounting Officer and Secretary	2006	$16,338	0	0	0	0
	2005	$25,385	0	0	0	0

Lori Heskett (3)	2007	$90,000	0	0	0	0
Chief Operating Officer and	2006	$90,000	0	0	0	0
Executive Vice President	2005	$87,500	0	0	0	0

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued for, directors in such capacity.

EMPLOYMENT CONTRACTS

We do not have employment agreements with any of our officers.

Based on our recent financing, we are required to purchase $2,000,000 of additional key man life insurance on the life of Richard L. Songer, our President. Mr. Songer has undertaken a physical examination to secure the insurance policy. We are awaiting the results of the physical examination in order to secure such life insurance policy. $20,000 has been reserved to fund the above additional insurance policy.

FINANCIAL STATEMENTS

SEW CAL LOGO, INC.

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sew Cal Logo, Inc.

We have audited the accompanying balance sheet of Sew Cal Logo, Inc. as of August 31, 2007 and August 31, 2006, and the related statements of operations, stockholders' equity and cash flows through August 31, 2007, and Inception on August 30, 1985 through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sew Cal Logo, Inc. as of August 31, 2007 and August 31, 2006 and the results of its operations and its cash flows through August 31, 2007, and Inception on August 30, 1985 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred accumulated losses of $6,192,230 through August 31, 2007 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates Chartered
Las Vegas, Nevada
November 29, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

SEW CAL LOGO, INC.

BALANCE SHEETS

	August 31,	August 31,
	2007	2006
		(Restated)
ASSETS
Current Assets
Cash and cash equivalents	$155,704	$988,251
Accounts Receivable, net	141,361	261,515
Inventory	96,875	124,049
Security Deposits	6,000	-
Prepaid Expenses	3,800	4,219

Total current assets	403,740	1,378,034

Equipment and machinery, net	217,266	290,058
Other assets	-	-

Total assets	$621,006	$1,668,092

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$53,317	$39,226
Note Payable-shareholder	347,884	347,884
Other current liabilities	252,630	115,463
Current Poriton of Long Term Debt	227,659	285,764

Total current liabilities	881,490	788,337

Long-term liabilities
Note Payable-related party	46,019	77,298
Convertible Debentures	2,331,517	2,421,969
Discount on Convertible Debentures	(646,899)	(1,880,384)
Equipment Loans	11,851	28,070

Total liabilities	2,623,978	1,435,290

Stockholders' Equity (Deficit)

Preferred stock, authorized 300,000 shares, Par value $0.001, issued and outstanding at 8/31/07 and 8/31/06 is 300,000 and 234,800 shares respectively.	300	235

Common stock, authorized 500,000,000 shares, $0.001 par value, issued and outstanding at 8/31/07 and 8/31/06 is 34,080,702 and 5,549,502 shares respectively.	34,081	5,549
Additional Paid in Capital	4,154,977	3,812,665
Stock Subscribed	-	36,000
Accumulated Deficit	(6,192,330)	(3,621,647)

Total stockholders' equity (deficit)	(2,002,972)	232,802

Total liabilities and stockholders' equity	$621,006	$1,668,092

The accompanying notes are an integral part of these financial statements.

SEW CAL LOGO, INC.

STATEMENTS OF OPERATIONS

	Year Ended
	August 31,
	2007	2006
		(Restated)

Revenue:
Sales of Caps, Embroidery and Other	$1,932,448	$2,268,432

Total Revenue	1,932,448	2,268,432

Cost of Goods Sold	1,793,134	2,084,738

Gross profit	139,314	183,694

Expenses:
General and Administrative	332,855	505,305
Officer and Administrative Compensation	331,032	413,812
Consulting, Legal and Accounting	417,354	167,883
Depreciation	79,493	81,430
Rent	240,000	165,000

Total expenses	1,400,734	1,333,430

Loss from Operations	(1,261,420)	(1,149,736)

Other Income (Expenses)
Warrant (Expense)	-	1,081,657
Interest (Expense)	1,309,263	716,440

Total other expenses	1,309,263	1,798,097

Loss before income taxes	(2,570,683)	(2,947,833)

Provision for income taxes	-	-

Net loss	$(2,570,683)	$(2,947,833)

Basic and Diluted Earnings (Loss) per Share	$(0.13)	$(0.56)

Weighted Average Number of Common Shares	19,720,878	5,307,438

The accompanying notes are an integral part of these financial statements.

SEW CAL LOGO, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
(Restated)

(From August 30, 1985 (Inception) to August 31, 2007)
					Additional			Total
	Preferred Stock		Common Stock		Paid in	Stock	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Subscribed	(Deficit)	Equity

Balance, August 31, 2005	234,800	$235	5,176,168	$5,176	$187,517	$36,000	$(673,814)	$(444,886)

Shares issued for Services at $0.15 per share			50,000	50	7,450			7,500

Fair Value of Warrants attached to Convertible Debentures					1,081,657			1,081,657

Beneficial Conversion Feature attached to Convertible Debentures					2,500,000			2,500,000

Shares issued for Services at $0.10 per share			33,334	33	3,300			3,333

Shares issued for Conversion of Debt			290,000	290	32,741			33,031

Net Loss for Year							(2,947,833)	(2,947,833)

Balance, August 31, 2006	234,800	235	5,549,502	5,549	3,812,665	36,000	(3,621,647)	232,802

Preferred Shares issued for Services	65,200	65			1,891			1,956

Common Stock Issued for Cash			61,000	61	60,939	(36,000)		25,000

Shares issued for Services			3,500,200	3,501	214,000			217,501

Shares issued for Conversion of Debt			24,970,000	24,970	65,482			90,452

Net Income (Loss) for period							(2,570,683)	(2,570,683)

Balance, August 31, 2007	300,000	$300	34,080,702	$34,081	$4,154,977	$-	$(6,192,330)	$(2,002,972)

The accompanying notes are an integral part of these financial statements.

SEW CAL LOGO, INC.

STATEMENTS OF CASH FLOWS

	Year Ended August 31,
	2007	2006
		(Restated)
Operating Activities:
Net income (loss)	$(2,570,683)	$(2,947,833)
Depreciation	79,493	81,430
Stock issued for services	219,457	10,833
Warrants issued for convertible debt	-	1,081,657
Amortization of Discount on Debentures	1,233,485	586,585
Adjustments to reconcile net income (loss)
(Increase) decrease in prepaid expenses	419	(1,922)
(Increase) decrease in inventory	27,174	64,385
(Increase) decrease in security deposits	(6,000)	6,000
(Increase) decrease in accounts receivable	120,154	3,953
Increase (decrease) in accounts payable	14,091	21,894
Increase (decrease) in other current liabilities	79,062	(337,216)

Net cash provided by (used in) operating activities	(803,348)	(1,430,234)

Investing Activities:
(Purchases) disposal of equipment	(6,701)	-

Cash (used) in investing activities	(6,701)	-

Financing Activities:
Proceeds from Debentures Payable	-	2,455,000
Stock Subscription	(36,000)	-
Stock Sales	61,000	-
Increase/(Decrease) in shareholder loan	-	(7,500)
Repayment of loans	(31,279)	(85,880)
Proceeds from equipment loan	(16,219)	-

Net cash provided by (used in) financing activities	(22,498)	2,361,620

Net increase (decrease) in cash and cash equivalents	(832,547)	931,386

Cash and cash equivalents at beginning of the period	988,251	56,865

Cash and cash equivalents at end of the period	$155,704	$988,251

Supplemental Information:
Interest	$1,309,263	$716,400
Taxes	$-	$-

Non Cash Financing Activities:
Common stock issued for converted debt	$90,452	$33,031

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Summary of Significant Accounting Policies

The Company

C J Industries was incorporated in the State of California on August 30, 1985 and changed its name to Southern California Logo, Inc (the Company). The Company transacts business as Sew Cal Logo.

On February 24, 2004 the Company merged with Calvert Corporation, a Nevada Corporation. This was a recapitalization accounted for as a stock exchange transaction (reverse merger). Calvert also changed its name to Sew Cal Logo, Inc. See Note 9 for more details of this merger.

The Company is located in Los Angeles, California. The Company produces and manufactures custom embroidered caps, sportswear and related corporate identification apparel. The Company provides an in-house, full-service custom design center where original artwork and logo reproduction for embroidery are available. The Company also offers contract embroidery and silk-screening to the manufacturing and promotional industry. The Company’s products are sold, primarily in the United States, to Fortune 500 companies, major motion picture and television studios, retailers, and local schools and small businesses.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which require management to make estimates, and assumptions that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company’s trade accounts receivable and allowance for doubtful accounts are shown below.

	8/31/07	8/31/06

Gross Trade Accounts Receivable	$142,789	$262,765
Allowance for Doubtful Accounts	(1,428)	(1,250)

Accounts Receivable, net	$141,361	$261,515

Revenue Recognition

The Company recognizes revenue from product sales upon shipment, which is the point in time when risk of loss is transferred to the customer, net of estimated returns and allowances.

Cash and Cash equivalents

The Company maintains cash deposits in banks and in financial institutions located in southern California. Deposits in banks are insured up to $100,000 by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash deposits.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of raw material, work-in-process and finished goods. Normally the Company ships out to the customer the finished goods as soon as they are produced and therefore usually does not maintain a finished goods inventory. Overhead items are applied on a standard cost basis to work in process and finished goods.

	8/31/2007	8/31/2006

Raw Materials and WIP	$96,875	$124,049
Finished Goods	-	-

Total Inventory	$96,875	$124,049

Equipment and Machinery

Equipment and machinery are stated at cost. Depreciation is computed using the straight-line method over their estimated useful lives ranging from five to seven years. Depreciation and amortization expense for the fiscal years ended August 31, 2007 and 2006 amounted to $79,493 and $81,430 respectively. Gains from losses on sales and disposals are included in the statements of operations. Maintenance and repairs are charged to expense as incurred. As of May 31, 2006 and August 31, 2005 equipment and machinery consisted of the following:

	8/31/07	8/31/06

Equipment and Machinery	$942,890	$968,644
Less:
Accumulated depreciation	(725,624)	(678,586)

	$217,266	$290,058

Fiscal Year

The Company operates on a fiscal year basis with a year ending August 31.

Earnings and Loss Per Share Information

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period.

Segment Reporting

Pursuant to Statement of Financial Accounting Standards No. 131 (“SFAS No. 131”), “Disclosure about Segments of an Enterprise and Related Information,” the Company has determined it operated in only one segment.

NOTE 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss $6,192,230 during its years of operation. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Managements Plan

Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. It is in the process of expanding its sales and distribution capability.

NOTE 3. Accounts Payable and Other Current Liabilities

As of the period ends shown, accounts payable and accrued liabilities consisted of the following:

	8/31/07	8/31/06

Trade accounts payable	$53,317	$39,226

Sales tax payable	$2,443	$4,896
Short Term Loan - Related Party		86,600
Payroll Liabilities	31,389	71,177
Credit Card Debt	32,778	15,299
Revolving bank line of credit (Prime + 3.8%, interest payable monthly), Principal due upon maturity on 7/1/07 unless renewed by bank, secured by accounts receivable	99,420	24,091
	-	-

	$252,630	$115,462

NOTE 4. Note Payable- Related Party

On March 1, 2003, for purposes of working capital, the sole shareholder and spouse made a $355,384 subordinated loan to the Company. The Company is obligated to pay monthly interest only on the subordinated loan during its term at the rate of 10% per annum (fixed-rate calculated as simple interest). The entire principal amount of the loan was originally due on March 1, 2004, and has continued from that time on a month-to-month basis. The subordinated loan, which was consented to by United Commercial Bank and subsequent banks, is collateralized by the assets of the Company, including but not limited to any and all equipment owned by the Company, inventory, and outstanding receivables. The balance due at August 31, 2007 is $347,884.

On April 4, 2005 a shareholder loaned the company $100,000 on a five year monthly installment loan at 5% per annum for the purchase equipment. Balance of loan as of August 31, 2007 is $46,019.

NOTE 5. Commitments and Contingencies

Long-Term Debt

On March 25, 2002 the Company entered into an agreement with United Commercial Bank for a $515,000 SBA loan. For the years ending August 31, 2003 and 2002, the unpaid principal balance of the loan was $462,100 and $500,313 respectively. The monthly required payment varied with an annual interest rate of 6.75% and a maturity date of March 1, 2012. This loan related to the purchase of equipment.

On August 11, 2004 the Company refinanced this SBA loan with Pacific Liberty Bank. As of May 31, 2007 the balance was $227,659. Monthly payments are made the 15th of each month with interest at prime plus 2.5. Currently the interest rate is 9.5%. This loan is collateralized by the assets of the corporation and is in first place before the shareholder loan.

On April 16, 2003 the Company entered an installment sale contract with GMAC for the purchase of a vehicle. The total amount financed at signing was $40,754 that represents the total sale price. The agreement requires 60 monthly payments of approximately $679 beginning on May 16, 2003 and ending on April 16, 2008. This Loan has been paid off.

The Company has a second installment loan with GMAC on a vehicle with a balance as of August 31, 2007 of $11,851

Lease Commitments

The Company leases warehouse and office facilities under an operating lease requiring the Company to pay property taxes and utilities. In July 2004 this building was purchased by a related party (a corporation controlled by the officers) and the lease was re-written for 5 years. Lease expense is currently $12,500 per month.

The lease obligation is shown below for the next five years.

	Year 1	Year 2	Year 3	Year 4	Year 5

Office /warehouse lease	$150,000	$150,000	$150,000	$150,000	$150,000

Callable Convertible Debentures

On February 16, 2006 the Company executed an equity financing agreement wherein it will issue an aggregate of $2,000,000 callable convertible debentures in three segments. The Company has received a net of $1,955,000. The debentures are convertible to common stock at 45% below the lowest three intra-day trading price during the 20 trading days immediately preceding conversion.

The Debentures also carry five-year warrants exercisable at $0.50 per share. The aggregate number of warrants to be issued is 2,142,855. The Company has recorded an expense of $585,343 for the fair value of the warrants. The value was determined using the Black-Scholes pricing model and assumes a 5 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

The Company has recorded a discount on the convertible debentures of $2,000,000 which represents the beneficial conversion feature. During the years ended August 31, 2007 and 2006 the Company converted $90,452 and $33,031 debt into stock, respectively. During the years ended August 31, 2007 and 2006 the Company expensed $983,485 and $565,752 of the recorded discount as interest expense, respectively. The Company will amortize the remaining discount over the remaining life of the debentures. The discount was determined using the Black-Scholes pricing model and assumes a 2 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

On July 31, 2006 the Company executed an equity financing agreement wherein it has issued $500,000 in callable convertible debentures and 20,000,000 seven year warrants exercisable at $0.05 per share. The debentures are convertible to common stock at 40% below the lowest three intra-day trading price during the 20 trading days immediately preceding conversion. The aggregate number of shares to possibly be issued at 100% conversion is 69,444,444 shares. Calculated using a current 3 day trading average price per share of $0.012 per share less 40% is $0.0072 per share divided into $500,000 equals 69,444,444 shares.

During the year ended August 31, 2006, the Company recorded an expense of $496,314 for the fair value of the warrants. The value was determined using the Black-Scholes pricing model and assumes a 5 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

The Company recorded a discount on the convertible debentures of $500,000 which represents the beneficial conversion feature and is amortized to interest expense over the 2 year life of the debentures. The Company recorded an expense of $ 250,000 and $20,833 respectively for the years ended August 31, 2007 and 2006. The discount was determined using the Black-Scholes pricing model and assumes a 2 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

NOTE 6. Stockholders’ Equity

Preferred Stock

The Company (post merger) is authorized to issue three hundred thousand (300,000) shares of series A preferred stock at a par value of $0.001. The preferred stock is convertible to common stock at one share of preferred for every 100 shares of common. The preferred shares can only be converted when the Company reaches $10,000,000 in sales for any fiscal year. As of August 31, 2004 there were 234,800 shares of preferred stock. The value was placed at par. The conversion to common stock would be 23,480,000 shares. Based upon the actual growth for the last two years, the $10,000,000 in sales will not be reached within five years. Therefore, these shares are not considered in calculating the loss per share.

During the quarter ended May 31, 2007 the Company issued 65,200 preferred shares for services to key employees for services.

Common Stock

On August 25, 2006 the Company’s authorization to issued common stock was increased from 50,000,000 shares to 500,000,000 shares at par value of $0.001

As of August 31, 2004 (post merger) the Company had 5,020,000 common shares issued and outstanding. The Company’s financial statements have been restated to reflect the recapitalization on a retroactive basis.

In May 2005 the Company purchased equipment valued at $114,100 for 33,334 common share and issued 122,834 common shares for services valued at $12,283.

As of 31 May 2005 the Company had received from investors $36,000 in investment funds for which restricted common shares will be issued. The exact number of shares has not yet been determined.

On January 6, 2006 the Company issued 50,000 common shares for services valued at $7,500.

On February 16, 2006 the Company entered into a securities purchase agreement for a total subscription amount of $2,000,000 that includes stock purchase warrants and callable convertible debentures. A discount on convertible debentures was recorded as additional paid in capital of $2,000,000 for the beneficial conversion feature which is being amortized over the life of the debentures. The total subscription includes an aggregate of 2,142,858 five-year warrants exercisable for the same number of common shares at $0.50 per share. An aggregate of 25,974,026 common shares have been registered and are available for issue to potentially convert the full $2,000,000.

On July 31, 2006 the Company issued $500,000 in convertible debentures which are convertible to shares of the Company’s common stock at a 40% discount to the market price at the time of conversion. A discount on convertible debentures was recorded as additional paid in capital of $500,000 for the beneficial conversion feature which is being amortized over the life of the debentures. Common stock registered to convert the full $500,000 was calculated at 69,444,444 shares using the current three day average price per share of $0.012 less a 40% discount.

On May 31, 2006 the Company issued 290,000 common shares by converting $33,031 of debenture debt and issued 33,334 common shares for consulting services valued at $3,333.

The Company issued 61,000 common shares for cash of $25,000 and the subscription deposit of $36,000 received in May 2005 in a private placement.

During the Year ended August 31, 2007 the Company issued 3,500,200 common shares for various services valued at $217,501 including 2,750,000 common shares in settlement of a finders fee dispute valued at $200,000. The Company converted $90,452 debenture debt by issuing 24,970,000 common shares.

Warrants

With the $1,955,000 worth of convertible debentures described above 2,000,000 five-year warrants for commons stock exercisable at $0.50 per share were issued and with the $500,000 convertible debentures 20,000,000 seven-year warrants for common shares exercisable at $0.05 per share were issued. Both exercisable prices are “out of the money” therefore no discount has been recorded.

NOTE 7. Interest Expense

Interest expense for the years ended August 31, 2007 and 2006 is $1,309,263 and $716,440 respectively.

NOTE 8. Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account. For the Company only the Net Operating Loss (NOL) was available for a tax asset.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

At August 31, 2006, federal income tax net operating loss carry forwards (“NOL’s”) which were available to the Company were the following with the year in which they expire.

Year (8/31)	Amount	Expires

1996	$2,104	2011
1997	9,265	2012
1998	26,317	2013
1999	21,074	2019
2000	50,619	2020
2001	21,675	2020
2002	319,424	2022
2003	45,381	2023
2005	105,366	2025
2006	2,947,833	2026
2007	2,570,683	2027

Total	$6,119,741

Were the NOL tax asset to be recorded at 8/31/07 it would be a long-term asset of $917,961. Continued profitability by the Company will be a major factor in the valuation account being removed and the recording of this asset.

NOTE 9. Merger with Calvert

On February 24, 2004 the Company merged with Calvert Corporation, an inactive Nevada Corporation. This was a recapitalization accounted for as a stock exchange reverse acquisition with Calvert being the surviving legal entity and Southern California becoming the surviving historical entity. Before the merger Southern California had 100 shares of common stock issued and outstanding that were owned by a single shareholder. As part of the merger Calvert issued to this shareholder 189,800 shares of series A preferred stock and 3,000,000 shares of common stock in exchange for all the shares (100) of Southern California. These share totals have been retroactively applied to previous years.

As part of the merger 45,000 shares of preferred stock and 1,500,000 shares of common stock were issued for services rendered. A value of $1,545 was placed upon these shares.

Calvert had a zero book value prior to the merger and is shown as the acquired company on the statement of stockholders’ equity with 520,000 shares outstanding prior to the merger.

After the completion of the merger the Company had 5,020,000 shares of common stock and 234,800 shares of series A preferred stock.

NOTE 10.   The Effect Of Recently Issued Accounting Standards

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151 Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

NOTE 11.   Restated Financial Statements

The Company’s financial statements for the year ended August 31, 2006 have been restated to reflect the beneficial conversion feature and the warrants attached to the convertible debt issued during 2006. As summary of the effect of the restatements is as follows:

Balance Sheet:

Discount on Convertible Debentures
Original	$485,014
As Restated	1,880,384

Additional Paid in Capital
Original	$746,008
As Restated	3,812,665

Accumulated Deficit
Original	$1,950,360
As Restated	3,621,647

Statement of Operations:

Warrant Expense

Original	$-
As Restated	1,081,657

Interest Expense
Original	$126,810
As restated	716,440

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

Sew Cal Logo, Inc.
207 W. 138th St
Las Angeles, CA 90061-1003

We have reviewed the accompanying balance sheet of Sew Cal Logo Inc. as of May 31, 2007, and the related statements of income, retained earnings, and cash flows for the nine months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Sew Cal Logo Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
July 17, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7511 Fax:
(702)253-7501

SEW CAL LOGO, INC.

BALANCE SHEETS

		August 31,
	May 31,	2006
	2007	(Restated)
ASSETS
Current Assets
Cash and cash equivalents	$250,205	$988,251
Accounts Receivable, net	155,705	261,515
Inventory	115,454	124,049
Prepaid Expenses	9,800	4,219

Total current assets	531,164	1,378,034

Equipment and machinery, net	236,120	290,058
Other assets	-	-

Total assets	$767,284	$1,668,092

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$15,233	$39,226
Note Payable-shareholder	347,884	347,884
Other current liabilities	164,686	115,463
Current Poriton of Long Term Debt	244,583	285,764

Total current liabilities	772,386	788,337

Long-term liabilities
Note Payable-related party	51,079	77,298
Convertible Debentures	2,290,833	2,421,969
Discount on Convertible Debentures	(955,271)	(1,880,384)
Equipment Loans	11,851	28,070

Total liabilities	2,170,878	1,435,290

Stockholders' Equity (Deficit)

Preferred stock, authorized 300,000 shares, Par value $0.001, issued and outstanding at 5/31/07 and 8/31/06 is 300,000 and 234,800 shares respectively.	300	235

Common stock, authorized 500,000,000 shares, $0.001 par value, issued and outstanding at 5/31/07 and 8/31/06 is 27,080,702 and 5,549,502 shares respectively.	27,081	5,549
Additional Paid in Capital	4,067,597	3,812,665
Stock Subscribed	-	36,000
Accumulated Deficit	(5,498,572)	(3,621,647)

Total stockholders' equity (deficit)	(1,403,594)	232,802

Total liabilities and stockholders' equity	$767,284	$1,668,092

The accompanying notes are an integral part of these financial statements.

SEW CAL LOGO, INC.

STATEMENTS OF OPERATIONS

	Nine Months Ended		Three Months Ended
	May 31,		May 31,
	2007	2006	2007	2006
		(Restated)		(Restated)

Revenue:
Sales of Caps, Embroidery and Other	$1,482,731	$1,652,595	$477,263	$516,040

Total Revenue	1,482,731	1,652,595	477,263	516,040

Cost of Goods Sold	1,413,501	1,644,794	497,961	584,490

Gross profit	69,230	7,801	(20,698)	(68,450)

Expenses:
General and Administrative	310,938	240,911	147,260	136,446
Officer and Administrative Compensation	284,535	304,947	83,269	226,462
Consulting, Legal and Accounting	160,754	104,562	53,285	47,349
Depreciation	60,638	44,311	18,854	20,357
Rent	152,000	33,000	12,000	-

Total expenses	968,865	727,731	314,668	430,614

Loss from Operations	(899,635)	(719,930)	(335,366)	(499,064)

Other Income (Expenses)
Other Income (Expense)	28,524	608	20,092	608
Warrant (Expense)	-	(585,343)	-	(58,343)
Interest (Expense)	(1,005,814)	(807,501)	(330,563)	(714,996)

Total other expenses	(977,290)	(1,392,236)	(310,471)	(772,731)

Loss before income taxes	(1,876,925)	(2,112,166)	(645,837)	(1,271,795)

Provision for income taxes	-	-	-	-

Net loss	$(1,876,925)	$(2,112,166)	$(645,837)	$(1,271,795)

Basic and Diluted Earnings (Loss) per Share	$(0.12)	$(0.40)	$(0.04)	$(0.24)

Weighted Average Number of Common Shares	15,248,849	5,225,836	15,248,849	5,225,836

The accompanying notes are an integral part of these financial statements.

SEW CAL LOGO, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
(Restated)

(From August 30, 1985 (Inception) to May 31, 2007)

	Preferred Stock		Common Stock		Additional Paid in	Stock	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Subscribed	(Deficit)	Equity

Balance, August 31, 2004	234,800	$235	5,020,000	$5,020	$61,290	$-	$(568,448)	$(501,903)

Equipment Purchase			33,334	33	114,067			114,100

Shares issued for Services at $0.10 per share			122,834	123	12,160			12,283

Stock Subscribed						36,000		36,000

Net Loss for Year							(105,366)	(105,366)

Balance, August 31, 2005	234,800	235	5,176,168	5,176	187,517	36,000	(673,814)	(444,886)

Shares issued for Services at $0.15 per share			50,000	50	7,450			7,500

Fair Value of Warrants attached to Convertible Debentures					1,081,657			1,081,657

Beneficial Conversion Feature attached to Convertible Debentures					2,500,000			2,500,000

Shares issued for Services at $0.10 per share			33,334	33	3,300			3,333

Shares issued for Conversion of Debt			290,000	290	32,741			33,031

Net Loss for Year							(2,947,833)	(2,947,833)

Balance, August 31, 2006	234,800	235	5,549,502	5,549	3,812,665	36,000	(3,621,647)	232,802

Preferred Shares issued for Services	65,200	65			1,891			1,956

Common Stock Issued for Cash			61,000	61	60,939	(36,000)		25,000

Shares issued for Services			2,829,680	2,830	79,231			82,061

Shares issued for Conversion of Debt			18,640,520	18,641	112,871			131,512

Net Income (Loss) for period							(1,876,925)	(1,876,925)

Balance, May 31, 2007	300,000	$300	27,080,702	$27,081	$4,067,597	$-	$(5,498,572)	$(1,403,594)

The accompanying notes are an integral part of these financial statements.

SEW CAL LOGO, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended
	May 31,
	2007	2006
		(Restated)
Operating Activities:
Net income (loss)	$(1,876,925)	$(2,112,166)
Depreciation	60,638	61,072
Stock issued for services	84,017	10,833
Stock issued for conversion of debt	131,512	33,031
Warrants issued for convertible debt	-	585,343
Amortization of Discount on Debentures	925,113	516,020
Adjustments to reconcile net income (loss)
(Increase) decrease in prepaid expenses	(5,581)	(7,402)
(Increase) decrease in inventory	8,595	43,953
(Increase) decrease in other assets	-	6,000
(Increase) decrease in accounts receivable	105,810	(30,367)
Increase (decrease) in accounts payable	(23,993)	(23,263)
Increase (decrease) in other current liabilities	49,223	(312,736)

Net cash provided by (used in) operating activities	(541,591)	(1,229,682)

Investing Activities:
(Purchases) disposal of equipment	(6,700)	-

Cash (used) in investing activities	(6,700)	-

Financing Activities:
Proceeds from Notes Payable	-	-
Proceeds from Debentures Payable	-	2,000,000
Stock Subscription	(36,000)	-
Stock Sales	61,000	-
Increase/(Decrease) in shareholder loan	-	-
Repayment of SBA Loan	-	-
Repayment of loans	(214,755)	(93,012)
Proceeds from equipment loan	-	-

Net cash provided by (used in) financing activities	(189,755)	1,906,988

Net increase (decrease) in cash and cash equivalents	(738,046)	677,306

Cash and cash equivalents at beginning of the period	988,251	56,865

Cash and cash equivalents at end of the period	$250,205	$734,171

Supplemental Information:
Interest	$1,005,814	$807,501
Taxes	$-	$-

Non Cash Financing Activities:
Common stock issued for converted debt	$131,512	$33,031

NOTE 1. Summary of Significant Accounting Policies

The Company

C J Industries was incorporated in the State of California on August 30, 1985 and changed its name to Southern California Logo, Inc (the Company). The Company transacts business as Sew Cal Logo.

On February 24, 2004 the Company merged with Calvert Corporation, a Nevada Corporation. This was a recapitalization accounted for as a stock exchange transaction (reverse merger). Calvert also changed its name to Sew Cal Logo, Inc. See Note 8 for more details of this merger.

The Company is located in Los Angeles, California. The Company produces and manufactures custom embroidered caps, sportswear and related corporate identification apparel. The Company provides an in-house, full-service custom design center where original artwork and logo reproduction for embroidery are available. The Company also offers contract embroidery and silk-screening to the manufacturing and promotional industry. The Company’s products are sold, primarily in the United States, to Fortune 500 companies, major motion picture and television studios, retailers, and local schools and small businesses.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which require management to make estimates, and assumptions that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company’s trade accounts receivable and allowance for doubtful accounts are shown below.

	5/31/07	8/31/06

Gross Trade Accounts Receivable	$157,278	$262,765
Allowance for Doubtful Accounts	(1,573)	(1,250)

Accounts Receivable, net	$155,705	$261,515

Revenue Recognition

The Company recognizes revenue from product sales upon shipment, which is the point in time when risk of loss is transferred to the customer, net of estimated returns and allowances.

Cash and Cash equivalents

The Company maintains cash deposits in banks and in financial institutions located in southern California. Deposits in banks are insured up to $100,000 by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash deposits.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of raw material, work-in-process and finished goods. Normally the Company ships out to the customer the finished goods as soon as they are produced and therefore usually does not maintain a finished goods inventory. Overhead items are applied on a standard cost basis to work in process and finished goods.

	5/31/07	8/31/06

Raw Materials and WIP	$115,454	$124,049
Finished Goods	-	-

Total Inventory	$115,454	$124,049

Equipment and Machinery

Equipment and machinery are stated at cost. Depreciation is computed using the straight-line method over their estimated useful lives ranging from five to seven years. Depreciation and amortization expense for the period ended May 31, 2007 and the fiscal year August 31, 2006 amounted to $60,638, and $81,430 respectively. Gains from losses on sales and disposals are included in the statements of operations. Maintenance and repairs are charged to expense as incurred. As of May 31, 2006 and August 31, 2005 equipment and machinery consisted of the following:

	5/31/07	8/31/06

Equipment and Machinery	$942,890	$968,644
Less:
Accumulated depreciation	706,770	678,586

	$236,120	$290,058

Fiscal Year

The Company operates on a fiscal year basis with a year ending August 31.

Earnings and Loss Per Share Information

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period.

Segment Reporting

Pursuant to Statement of Financial Accounting Standards No. 131 (“SFAS No. 131”), “Disclosure about Segments of an Enterprise and Related Information,” the Company has determined it operated in only one segment.

NOTE 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss during the last five years of operations. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Managements Plan

Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. It is in the process of expanding its sales and distribution capability.

NOTE 3. Accounts Payable and Other Current Liabilities

As of the period ends shown, accounts payable and accrued liabilities consisted of the following:

	5/31/07	8/31/06

Trade accounts payable	$16,161	$39,226

Sales tax payable	$3,483	$4,896
Short Term Loan - Related Party
Payroll Liabilities	68,252	71,177
Credit Card Debt	903	15,299
Revolving bank line of credit (Prime + 3.8%, interest payable monthly), Principal due upon maturity on 7/1/07 unless renewed by bank, secured by accounts receivable	92,048	24,091
Revolving bank line of credit (prime + 3.8750 % Interest payable monthly), Principal due upon maturity on 7/1/06 unless renewed by bank, secured by accounts receivable	-	-

	$164,686	$115,462

NOTE 4. Note Payable- Related Party

On March 1, 2003, for purposes of working capital, the sole shareholder and spouse made a $355,384 subordinated loan to the Company. The Company is obligated to pay monthly interest only on the subordinated loan during its term at the rate of 10% per annum (fixed-rate calculated as simple interest). The entire principal amount of the loan was originally due on March 1, 2004, and has continued from that time on a month-to-month basis. The subordinated loan, which was consented to by United Commercial Bank and subsequent banks, is collateralized by the assets of the Company, including but not limited to any and all equipment owned by the Company, inventory, and outstanding receivables. The balance due at May 31, 2007 is $347,884.

On April 1, 2005 a shareholder loaned the company $100,000 on a five year monthly installment loan at 5% per annum for the purchase equipment. Balance of loan as of May 31, 2007 is $51,079.

NOTE 5. Commitments and Contingencies

Long-Term Debt

On March 25, 2002 the Company entered into an agreement with United Commercial Bank for a $515,000 SBA loan. For the years ending August 31, 2003 and 2002, the unpaid principal balance of the loan was $462,100 and $500,313 respectively. The monthly required payment varied with an annual interest rate of 6.75% and a maturity date of March 1, 2012. This loan related to the purchase of equipment.

On August 11, 2004 the Company refinanced this SBA loan with Pacific Liberty Bank. As of May 31, 2007 the balance was $244,583. Monthly payments are made the 15th of each month with interest at prime plus 2.5. Currently the interest rate is 9.5%. This loan is collateralized by the assets of the corporation and is in first place before the shareholder loan.

On April 16, 2003 the Company entered an installment sale contract with GMAC for the purchase of a vehicle. The total amount financed at signing was $40,754 that represents the total sale price. The agreement requires 60 monthly payments of approximately $679 beginning on May 16, 2003 and ending on April 16, 2008. This Loan has been paid off.

The Company has a second installment loan with GMAC on a vehicle with a balance as of August 31, 2006 of $11,851

Lease Commitments

The Company leases warehouse and office facilities under an operating lease requiring the Company to pay property taxes and utilities. In July 2004 this building was purchased by a related party (a corporation controlled by the officers) and the lease was re-written for 5 years. Lease expense is currently $12,500 per month.

The lease obligation is shown below for the next five years.

	Year 1	Year 2	Year 3	Year 4	Year 5

Office /warehouse lease	$150,000	$150,000	$150,000	$150,000	$150,000

Callable Convertible Debentures

On February 16, 2006 the Company executed an equity financing agreement wherein it will issue an aggregate of $2,000,000 callable convertible debentures in three segments. The Company has received a net of $1,955,000. The debentures are convertible to common stock at 45% below the lowest three intra-day trading price during the 20 trading days immediately preceding conversion.

The Debentures also carry five-year warrants exercisable at $0.50 per share. The aggregate number of warrants to be issued is 2,142,855. The Company has recorded an expense of $585,343 for the fair value of the warrants. The value was determined using the Black-Scholes pricing model and assumes a 5 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

The Company has recorded a discount on the convertible debentures of $2,000,000 which represents the beneficial conversion feature. During the year ended August 31, 2006 the Company has converted $33,031 debt into stock and expensed $565,752 of the recorded discount as interest expense. The Company will amortize the remaining discount over the 2 year life of the debentures. The discount was determined using the Black-Scholes pricing model and assumes a 2 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

On July 31, 2006 the Company executed an equity financing agreement wherein it has issued $500,000 in callable convertible debentures and 20,000,000 seven year warrants exercisable at $0.05 per share. The debentures are convertible to common stock at 40% below the lowest three intra-day trading price during the 20 trading days immediately preceding conversion. The aggregate number of shares to possibly be issued at 100% conversion is 69,444,444 shares. Calculated using a current 3 day trading average price per share of $0.012 per share less 40% is $0.0072 per share divided into $500,000 equals 69,444,444 shares.

During the year ended August 31, 2006, the Company recorded an expense of $496,314 for the fair value of the warrants. The value was determined using the Black-Scholes pricing model and assumes a 5 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

The Company has recorded a discount on the convertible debentures of $500,000 which represents the beneficial conversion feature and is amortized to interest expense over the 2 year life of the debentures. The Company recorded an expense of $20,833 during the year ended August 31, 2006. The discount was determined using the Black-Scholes pricing model and assumes a 2 year maturity, a risk free interest rate of 4.85% and a volatility of 207%.

NOTE 6. Stockholders’ Equity

Preferred Stock

The Company (post merger) is authorized to issue three hundred thousand (300,000) shares of series A preferred stock at a par value of $0.001. The preferred stock is convertible to common stock at one share of preferred for every 100 shares of common. The preferred shares can only be converted when the Company reaches $10,000,000 in sales for any fiscal year. As of August 31, 2004 there were 234,800 shares of preferred stock. The value was placed at par. The conversion to common stock would be 23,480,000 shares. Based upon the actual growth for the last two years, the $10,000,000 in sales will not be reached within five years. Therefore, these shares are not considered in calculating the loss per share.

During the quarter ended May 31, 2007 the Company issued 65,200 preferred shares for services to key employees for services.

Common Stock

On August 25, 2006 the Company’s authorization to issued common stock was increased from 50,000,000 shares to 500,000,000 shares at par value of $0.001

As of August 31, 2004 (post merger) the Company had 5,020,000 common shares issued and outstanding. The Company’s financial statements have been restated to reflect the recapitalization on a retroactive basis.

In May 2005 the Company purchased equipment valued at $114,100 for 33,334 common share and issued 122,834 common shares for services valued at $12,283.

As of 31 May 2005 the Company had received from investors $36,000 in investment funds for which restricted common shares will be issued. The exact number of shares has not yet been determined.

On January 6, 2006 the Company issued 50,000 common shares for services valued at $7,500.

On February 16, 2006 the Company entered into a securities purchase agreement for a total subscription amount of $2,000,000 that includes stock purchase warrants and callable convertible debentures. A discount on convertible debentures was recorded as additional paid in capital of $2,000,000 for the beneficial conversion feature which is being amortized over the life of the debentures. The total subscription includes an aggregate of 2,142,858 five-year warrants exercisable for the same number of common shares at $0.50 per share. An aggregate of 25,974,026 common shares have been registered and are available for issue to potentially convert the full $2,000,000.

On July 31, 2006 the Company issued $500,000 in convertible debentures which are convertible to shares of the Company’s common stock at a 40% discount to the market price at the time of conversion. A discount on convertible debentures was recorded as additional paid in capital of $500,000 for the beneficial conversion feature which is being amortized over the life of the debentures. Common stock registered to convert the full $500,000 was calculated at 69,444,444 shares using the current three day average price per share of $0.012 less a 40% discount.

On May 31, 2006 the Company issued 290,000 common shares by converting $33,031 of debenture debt and issued 33,334 common shares for consulting services valued at $3,333.

The Company issued 61,000 common shares for cash of $25,000 and the subscription deposit of $36,000 received in May 2005 in a private placement.

The Company issued 2,829,680 common shares for services valued at $82,061.

The Company converted $131,512 debt into 18,640,520 common shares during the period ended May 31, 2007.

Warrants

With the $1,955,000 worth of convertible debentures described above 2,000,000 five-year warrants for commons stock exercisable at $0.50 per share were issued and with the $500,000 convertible debentures 20,000,000 seven-year warrants for common shares exercisable at $0.05 per share were issued. Both exercisable prices are “out of the money” therefore no discount has been recorded.

NOTE 7. Interest Expense

Interest expense for the period ended May 31, 2007 and the year ended August 31, 2006 is $1,005,814 and $716,440 respectively.

NOTE 8. Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 15% estimated tax rate by the items making up the deferred tax account. For the Company only the Net Operating Loss (NOL) was available for a tax asset.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable.

At August 31, 2006, federal income tax net operating loss carry forwards (“NOL’s”) which were available to the Company were the following with the year in which they expire.

Year (8/31)	Amount	Expires

1996	$2,104	2011
1997	9,265	2012
1998	26,317	2013
1999	21,074	2019
2000	50,619	2020
2001	21,675	2020
2002	319,424	2022
2003	45,381	2023
2005	105,366	2025
2006	2,947,833	2026

Total	$3,549,058

Were the NOL tax asset to be recorded at 8/31/05 it would be a long-term asset of $532,359. Continued profitability by the Company will be a major factor in the valuation account being removed and the recording of this asset.

NOTE 9. Merger with Calvert

On February 24, 2004 the Company merged with Calvert Corporation, an inactive Nevada Corporation. This was a recapitalization accounted for as a stock exchange reverse acquisition with Calvert being the surviving legal entity and Southern California becoming the surviving historical entity. Before the merger Southern California had 100 shares of common stock issued and outstanding that were owned by a single shareholder. As part of the merger Calvert issued to this shareholder 189,800 shares of series A preferred stock and 3,000,000 shares of common stock in exchange for all the shares (100) of Southern California. These share totals have been retroactively applied to previous years.

As part of the merger 45,000 shares of preferred stock and 1,500,000 shares of common stock were issued for services rendered. A value of $1,545 was placed upon these shares.

Calvert had a zero book value prior to the merger and is shown as the acquired company on the statement of stockholders’ equity with 520,000 shares outstanding prior to the merger.

After the completion of the merger the Company had 5,020,000 shares of common stock and 234,800 shares of series A preferred stock.

NOTE 10. The Effect Of Recently Issued Accounting Standards

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151 Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152 Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 - Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

NOTE 11. Restated Financial Statements

The Company’s financial statements for the year ended August 31, 2006 have been restated to reflect the beneficial conversion feature and the warrants attached to the convertible debt issued during 2006. As summary of the effect of the restatements is as follows:

Balance Sheet:

Discount on Convertible Debentures
Original	$485,014
As Restated	1,880,384

Additional Paid in Capital
Original	$746,008
As Restated	3,812,665

Accumulated Deficit
Original	$1,950,360
As Restated	3,621,647

Statement of Operations:

Warrant Expense
Original	$-
As Restated	1,081,657

Interest Expense
Original	$126,810
As restated	716,440

PROSPECTUS

SEW CAL LOGO, INC.

10,871,760 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION
WITH THE CONVERSION OF PROMISSORY NOTES

This prospectus relates to the resale of up to 10,871,760 shares of our common stock issuable to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “Selling Stockholders”) in connection with the conversion of notes. The Selling Stockholders may sell their common stock from time to time at prevailing market prices.

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “SEWC.OB.” The last reported sale price of our common stock on January 4, 2008 was $0.005.

We will receive no proceeds from the sale of the shares by the selling stockholders.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK AND ARE SUBJECT TO THE “PENNY STOCK” RULES. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January __, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Articles of Incorporation provide for the elimination, to the extent permitted by Nevada law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$15.96
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,015.96

From June 30, 2003 through September 30, 2003, William D. O'Neal gifted a total of 220,000 shares of common stock previously issued to him to 44 persons who were either family members, personal friends or business associates with whom Mr. O'Neal had a prior existing relationship. In gifting these shares, Mr. O'Neal was acting as a statutory underwriter and the re-distribution of these shares to the 44 individuals was a primary offering made on behalf of our company. As such, Mr. O'Neal relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). We believed this exemption is available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer our shares; each investor has a pre-existing professional and/or personal relationship with Mr. O'Neal. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. Further, securities were not offered or sold to more than thirty-five (35) unaccredited investors.

On February 24, 2004, we issued an aggregate of 4,500,000 shares of our restricted common stock and shares of our series A Preferred Stock to the following parties pursuant to the February 24, 2004 Agreement and Plan of Merger with Southern California Logo, Inc.: Richard L. Songer and Judy Songer, as joint tenants - 3,000,000 shares of common stock and 189,800 shares of Series A Preferred Stock; Lori Heskett - 750,000 shares of common stock and 22,500 shares of our Series A Preferred Stock; and the Kagel Family Trust - 750,000 shares of common stock and 22,500 shares of our Series A Preferred Stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The above investors were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 10,000 shares of our restricted common stock to Steven R. Forray in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Forray was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Forray had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 10,000 shares of our restricted common stock to Robert Febres-Cordero in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Febres-Cordero was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Febres-Cordero had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 5,000 shares of our restricted common stock to Maribel Hernandez in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Hernandez was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Hernandez had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 5,000 shares of our restricted common stock to Camilo Torres in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Torres was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Torres had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 5,000 shares of our restricted common stock to Bertha L. Duorte in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Duorte was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Duorte had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 1,000 shares of our restricted common stock to Erika Cazares in consideration for her services as an employee of ours. The issuance was valued at $.10 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Cazares was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Cazares had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 2,500 shares of our restricted common stock to Juan M. Sanchez in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sanchez was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sanchez had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 1,000 shares of our restricted common stock to Javier Santillian in consideration for his services as an employee of ours. The issuance was valued at $.10 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Santillan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Santillan had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 33,334 shares of our restricted common stock to Alexander Charity in consideration for consulting services rendered to us. The issuance was valued at $.10 per share or $3,333. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Charity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Charity had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 50,000 shares of our restricted common stock to Stephen F. Burg in consideration for consulting services rendered to us. The issuance was valued at $.10 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Burg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Burg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 4, 2005, we issued 33,334 shares of our restricted common stock to Joseph J. Pearson in consideration for the purchase of equipment owned by Mr. Pearson.. The issuance was valued at $.368 per share or $12,283. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Pearson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Pearson had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 10,000 shares of our restricted common stock to Novian & Novian LLP in consideration for legal services rendered to us. The issuance was valued at $1.00 per share or $10,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Novian & Novian LLP was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Novian & Novian LLP had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 25,000 shares of our restricted common stock to Heidi Brabb in consideration for $30,000 cash consideration. The issuance was valued at $1.20 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Brabb was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Brabb had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Jeffery Scott Pearson in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Pearson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Pearson had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Julie Pearson in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Pearson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Pearson had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Dylan Joe Teschler in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Teschler was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Teschler had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 300 shares of our restricted common stock to Michael Wayne Teschler in consideration for $300 cash consideration. The issuance was valued at $1.00 per share or $300. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Teschler was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Teschler had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 100 shares of our restricted common stock to Christopher Michael Teschler in consideration for $100 cash consideration. The issuance was valued at $1.00 per share or $100. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Teschler was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Teschler had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 500 shares of our restricted common stock to Thomas Heyser in consideration for $500 cash consideration. The issuance was valued at $1.00 per share or $500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Heyser was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Heyser had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 30,000 shares of our restricted common stock to Kenneth Kotchnik in consideration for $30,000 cash consideration. The issuance was valued at $1.00 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kotchnik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kotchnik had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 5,000 shares of our restricted common stock to Rich Ferber in consideration for $5,000 cash consideration. The issuance was valued at $1.00 per share or $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ferber was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ferber had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 16, 2005, we issued 250,000 shares of our restricted common stock to BMA Securities Inc. in consideration for investor relation services rendered to us. The issuance was valued at $.01 per share or $2,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. BMA Securities Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, BMA Securities Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 24, 2005, we issued 80,000 shares of our restricted common stock to Regal Growth Funding, Inc. in consideration for consulting services rendered to us. The issuance was valued at $.01 per share or $800. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Regal Growth Funding, Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Regal Growth Funding, Inc. had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 24, 2005, we issued 25,000 shares of our restricted common stock to Kenneth Kotchnik in consideration for $30,000 cash consideration. The issuance was valued at $1.00 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kotchnik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kotchnik had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 16, 2006, we completed a financing agreement by signing a securities purchase agreement for a maximum of $2,000,000. The initial closing was for financing of the principal amount of $700,000 for which we issued callable secured convertible notes. The initial funding was undertaken as follows: AJW Partners, LLC - $81,900; AJW Offshore, Ltd. - $411,600; AJW Qualified Partners, LLC - $196,000; and New Millenium Capital Partners II, LLC - $10,500. Under the securities purchase agreement, we will receive the principal amount of $600,000 when this SB-2 registration statement is filed with the SEC; and the final principal amount of $700,000 when this registration statement is declared effective. At both times, we will issue callable secured convertible notes for such amounts. The note is convertible into our common shares at the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 45%. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on our recent financing, we have also issued 750,000 warrants convertible into shares of our common stock. Upon the maximum funding of $2,000,000 set forth in the securities purchase agreement, we will issue a maximum aggregate of 2,142,858 warrants. Each Warrant entitles to holder to one share of our common stock. The exercise price is $.50 and is exercisable for five years from the date of issuance. For the 750,000 warrants issued on February 16, 2006, the expiration date is February 16, 2011.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The note holders set forth above were each sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the note holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:
The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation (1)

3.2	Articles and Plan of Merger between Southern California Logo, Inc. and us (formerly known as Calvert Corporation) (1)

3.3	By-Laws (1)

3.4	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (1)

5.1	Opinion and Consent of Anslow & Jaclin, LLP

10.1	Securities Purchase Agreement for $2,000,000 Financing (1)

10.2	Form of Callable Secured Convertible Note for $2,000,000 Financing (1)

10.3	Form of Stock Purchase Warrant for $2,000,000 Financing (1)

10.4	Registration Rights Agreement for $2,000,000 Financing (1)

10.5	Promissory Note between us and Richard and Judy Songer dated March 1, 2006 (1)

10.6	Consulting Agreement with PYC Corporation (1)

10.7	Securities Purchase Agreement for $500,000 Financing (2)

10.8	Form of Callable Secured Convertible Note for $500,000 Financing (2)

10.9	Form of Stock Purchase Warrant for $500,000 Financing (2)

10.10	Registration Rights Agreement for $500,000 Financing (2)

23.1	Consent of Shelley International CPA, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page of Registration Statement)

(1)	Filed as an exhibit to the Registrant's Form SB-2 filed with the SEC on March 9, 2006 and incorporated herein by reference (SEC File No. 333-132304).

(2)	Filed as an exhibit to the Registrant’s Form 8-K filed with the SEC on August 31, 2006 and incorporated herein by reference (SEC File No. 333-113223).

ITEM 28. UNDERTAKINGS

(a) Rule 415 Offering:
Undertaking pursuant to Item 512(a) of Regulation S-B

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Request for Acceleration of Effective Date:
Undertaking pursuant to Item 512(e) of Regulation S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(c) Reliance on Rule 430A under the Securities Act:

Undertaking pursuant to Item 512(f) of Regulation S-B

The undersigned registrant hereby undertakes:

1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(d) For Purposes of Determining Liability under the Securities Act:
Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 4th day of January, 2008.

SEW CAL LOGO INC.

By:	/s/ Richard L. Songer
Richard L. Songer
President
and Director

By:	/s/ Judy Songer
Judy Songer
Chief Financial Officer, Chief
Accounting Officer and Secretary

POWER OF ATTORNEY

The undersigned directors and officers of Sew Cal Logo Inc. hereby constitute and appoint Richard L. Songer, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/RICHARD L. SONGER.	President and Director	January 4, 2008
RICHARD L. SONGER

/S/ JUDY SONGER	Chief Financial Officer,	January 4, 2008
JUDY SONGER	Chief Accounting Officer and Secretary

/S/ LORI HESKETT	Chief Operating Officer and	January 4, 2008
LORI HESKETT	Executive Vice President